                                                                    EXHIBIT 4(5)

                                 LOAN AGREEMENT

                                      AMONG

                        LASALLE BANK NATIONAL ASSOCIATION

                             AS ADMINISTRATIVE AGENT

                                       AND

                        LASALLE BANK NATIONAL ASSOCIATION

                                       AND

                      THE OTHER LENDERS LISTED ON EXHIBIT 3

                                   AS LENDERS

                                       AND

                            LAYNE CHRISTENSEN COMPANY

                                   AS BORROWER

                                  JULY 31, 2003

                                 LOAN AGREEMENT

         In consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Layne Christensen Company, a Delaware corporation (Borrower) and LaSalle Bank National Association (LaSalle), as Administrative Agent, and LaSalle and the other lenders listed on
Exhibit 3 to this Agreement, as Lenders, agree as follows:

1. EFFECTIVE DATE. This Agreement is effective July 31, 2003.

2. DEFINITIONS AND RULES OF CONSTRUCTION.

         2.1. LISTED DEFINITIONS. Capitalized words defined in the Glossary attached hereto as Exhibit 2.1 shall have such defined meanings wherever used in this Agreement and the other Loan Documents. The inclusion of a defined term in the Glossary that is not used elsewhere in this Agreement or in the other Loan Documents shall not affect the interpretation or construction of this Agreement or the other Loan Documents.

         2.2. OTHER DEFINITIONS. If a capitalized word in this Agreement is not defined in the Glossary, it shall have such meaning as defined elsewhere herein, or if not defined elsewhere herein, the meaning defined in the UCC. Terms are italicized in this Agreement where they are defined.

         2.3. REFERENCES TO COVERED PERSON. The words Covered Person, a Covered Person, any Covered Person, each Covered Person and every Covered Person refer to Borrower, each Guarantor and each of their now existing or later acquired, created or organized Subsidiaries (including, without limitation, all direct and indirect Subsidiaries of Borrower and all Guarantors) separately. The words Covered Persons refers to Borrower, Guarantors, and their now existing or later acquired, created or organized Subsidiaries collectively.

         2.4. REFERENCES TO REQUIRED LENDERS. The words Required Lenders means any one or more Lenders whose shares of Lenders' Exposure at the relevant time aggregate at least 66.666666667%.

         2.5. ACCOUNTING TERMS. Unless the context otherwise requires, accounting terms herein that are not defined herein shall be determined under GAAP. All financial measurements contemplated hereunder respecting Borrower shall be made and calculated for Borrower and all of its now existing or later acquired, created or organized Subsidiaries, if any, on a consolidated and consolidating basis in accordance with GAAP unless expressly provided otherwise herein.

         2.6. MEANING OF SATISFACTORY. Whenever herein a document or matter is required to be satisfactory to Administrative Agent or satisfactory to Lenders or satisfactory to Required Lenders, unless expressly stated otherwise such document must be satisfactory to Administrative Agent, Lenders or Required Lenders (as applicable) in both form and substance, and unless expressly stated otherwise Administrative Agent, Lenders or Required Lenders (as applicable) shall have the commercially reasonable discretion to determine whether the document or matter is satisfactory.

         2.7. COMPUTATION OF TIME PERIODS. In computing or defining periods of time from a specified date to a later specified date, and in computing the accrual of interest or fees, the word from shall mean from and including and the words to and until shall each mean to but excluding. Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed, and references in this Agreement to months and years are to calendar months and calendar years unless otherwise specified.

         2.8. GENERAL. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) including is not limiting; (v) or has the inclusive meaning represented by the phrase and/or; (vi) the words hereof, herein, hereby, hereunder and similar terms in this Agreement refer to this Agreement as a whole, including its Exhibits, and not to any particular provision of this Agreement; (vii) the word Section or section and Page or page refer to a section or page, respectively, of, and the word Exhibit refers to an Exhibit to, this Agreement unless it expressly refers to something else; (viii) reference to any agreement, document, or instrument (including this Agreement and any other Loan Document or other agreement, document or instrument defined herein), means such agreement, document, or instrument as amended, modified, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and includes all attachments thereto and documents incorporated therein, if any; and
         (ix) general and specific references to any Law means such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. Section captions and the Table of Contents are for convenience only and shall not affect the interpretation or construction of this Agreement or the other Loan Documents.

3. LENDERS' COMMITMENTS. Subject to the terms and conditions hereof, and in reliance upon the Representations and Warranties, Lenders make the following commitments to Borrower:

         3.1. REVOLVING LOAN COMMITMENTS.

                  3.1.1. AGGREGATE AMOUNT; REDUCTIONS. Subject to the limitations in Section 3.1.2 and elsewhere herein, each Lender commits to make available to Borrower, from the Effective Date to the Revolving Loan Maturity Date, such Lender's pro-rata share (as listed on Exhibit 3 hereto) of an Aggregate Revolving Loan Commitment of $30,000,000, by funding such Lender's pro-rata share of Revolving Loan Advances made from time to time by Administrative Agent as provided herein. Subject to the limitations in Section 3.1.2 and elsewhere herein, payments and prepayments that are applied to reduce the Aggregate Revolving Loan may be re-borrowed through Revolving Loan Advances. Borrower may reduce the amount of the Aggregate Revolving Loan Commitment in whole multiples of $500,000 at any time and from time to time, but only if (i) Borrower gives Administrative Agent written notice of Borrower's intention to make such reduction at least three (3) Business Days prior to the effective date of the reduction, and (ii) Borrower makes on the effective date of the reduction any payment on the Aggregate Revolving Loan required hereunder as a consequence of the reduction, including, principal, interest and Eurodollar breakage fees (if any). Any such reduction of the amount of the Aggregate Revolving Loan Commitment, whether scheduled or voluntary, shall be permanent. Each Lender's initial Revolving Loan Commitment is its pro-rata share of the Aggregate Revolving Loan Commitment. Upon any reduction of the Aggregate Revolving Loan Commitment, each Lender's Revolving Loan Commitment will automatically reduce by such Lender's pro-rata share of the reduction of the Aggregate Revolving Loan Commitment.

                  3.1.2. LIMITATION ON REVOLVING LOAN ADVANCES. No Revolving Loan Advance will be made which would result in the Aggregate Revolving Loan exceeding the Maximum

                  Available Amount and no Revolving Loan Advance will be made on or after the Revolving Loan Maturity Date. Lenders may, however, in their absolute discretion make such Revolving Loan Advances, but shall not be deemed by doing so to have increased the Maximum Available Amount and shall not be obligated to make any such Revolving Loan Advances thereafter. At any time that there is an Existing Default, the Aggregate Revolving Loan Commitment may be canceled as provided in
                  Section 15.3. The Maximum Available Amount on any date shall be a Dollar amount equal to (i) the Aggregate Revolving Loan Commitment, minus (ii) the sum of (a) the Letter of Credit Exposure on such date (except to the extent that a Revolving Loan Advance will be used immediately to reimburse Letter of Credit Issuer (including, without limitation with respect to the Existing LCs) for unreimbursed draws on a Letter of Credit), and (b) the Swingline Loan.

                  3.1.3. REVOLVING NOTES. The obligation of Borrower to repay each Lender's Revolving Loan shall be evidenced by a promissory note payable to the order of such Lender in a maximum principal amount equal to the amount of its Revolving Loan Commitment and otherwise in substantially the form of
                  Exhibit 3.1.3 attached hereto.

         3.2. SWINGLINE COMMITMENT.

                  3.2.1. SWINGLINE ADVANCES. In order to reduce the frequency of fundings of Revolving Loan Advances by Lenders, but subject to the limitations in Section 3.2.2 and elsewhere herein, Administrative Agent may in its absolute discretion make Swingline Advances to Borrower from time to time from the Effective Date to the Revolving Loan Maturity Date. Subject to the limitations in Section 3.2.2 and elsewhere herein, payments and prepayments that are applied to reduce the Swingline Loan may be re-borrowed through Swingline Advances. Administrative Agent may terminate the foregoing Swingline Commitment at any time in its absolute discretion.

                  3.2.2. LIMITATIONS ON SWINGLINE ADVANCES. Administrative Agent shall not be obligated to make any particular Swingline Advance, the making of any particular Swingline Advance at any particular time being absolutely discretionary. At anytime Administrative Agent may choose to suspend Swingline Advances and treat all subsequent requests for an Advance as Revolving Loan Advances. In any event, no Swingline Advance will be made on or after the Revolving Loan Maturity Date, and no Swingline Advance will be made which would result in the Swingline Loan exceeding the Maximum Swingline Amount. No Swingline Advance will be made which would result in the Swingline Loan plus the Lender acting as Administrative Agent's Revolving Loans and such Lender's pro-rata share of the Letter of Credit Exposure to exceed such Lender's Revolving Loan Commitment. Administrative Agent may, however, in its absolute discretion make such Swingline Advances, but shall not be deemed by doing so to have increased the Maximum Swingline Amount and shall not be obligated to make any such Swingline Advance thereafter. The Maximum Swingline Amount on any date shall be a Dollar amount equal to the lesser of (i) $5,000,000 or (ii) an amount equal to (a) the Aggregate Revolving Loan Commitment, minus (b) the sum of (i) the Letter of Credit Exposure and (ii) the Aggregate Revolving Loan immediately prior to the making of such Swingline Advance.

                  3.2.3. SWINGLINE NOTE. The obligation of Borrower to repay the Swingline Loan shall be evidenced by a promissory note payable to the order of Administrative Agent in a maximum principal amount of $5,000,000 and otherwise in substantially the form of

                  Exhibit 3.2.3 attached hereto. Until such time as there is more than one Lender a party hereto, Borrower shall not execute a Swingline Note.

                  3.2.4. SPECIAL PROVISION REGARDING SWINGLINE. Until such time as there is more than one Lender a party hereto, no Advances shall be considered a Swingline Advance, and the Swingline Commitment shall not be effective until such time as there is more than one Lender a party hereto.

         3.3. LETTER OF CREDIT COMMITMENT. Letter of Credit Issuer commits to issue standby letters of credit and commercial (documentary) letters of credit for the account of Borrower from time to time from the Effective Date to the Revolving Loan Maturity Date, but only if the Letter of Credit Exposure will not as a result of such issuance exceed the lesser of (i) $15,000,000 and (ii) an amount equal to the difference between
         (a) the Aggregate Revolving Loan Commitment, and (b) the Aggregate Revolving Loan plus the Swingline Loan. The expiration date of any Letter of Credit will be a Business Day that will be no more than one
         (1) year from the date of issuance but in no event shall such date be later than the date which is twenty-five days prior to the Revolving Loan Maturity Date; provided, however, that the expiration date for a Letter of Credit may be later than the date that is twenty-five (25) days prior to the Revolving Loan Maturity Date if Letter of Credit Issuer consents to such issuance and Borrower provides to Letter of Credit Issuer cash collateral satisfactory to Letter of Credit Issuer as security for Borrower's obligation to reimburse Letter of Credit Issuer for all draws thereunder. Immediately upon the issuance by Letter of Credit Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, Letter of Credit Issuer shall be deemed to have sold and transferred to each other Lender, and such other Lender shall be deemed to have purchased and received from Letter of Credit Issuer, a pro-rata undivided interest and participation in such Letter of Credit, the reimbursement obligation of Borrower with respect thereto, and any guaranty thereof or collateral therefor. Such other Lender's pro-rata undivided interest shall be the same as its pro-rata share of the Aggregate Revolving Loan Commitment. In the event of a direct and irreconcilable conflict between the terms of this Agreement and the terms of the documents executed by Borrower in connection with the issuance of any Letter of Credit (including any Existing LC) including, without limitation, any letter of credit application, master letter of credit agreement or reimbursement agreement, the terms of this Agreement will control.

         3.4. EXISTING LETTERS OF CREDIT. Borrower, Lenders and Administrative Agent acknowledge that under the Existing Indebtedness Documents LaSalle is the letter of credit issuer and pursuant thereto LaSalle has issued certain letters of credit which remain outstanding as of the Effective Date as set forth on Exhibit 3.4 (collectively, the "Existing LCs"). With respect to the Existing LCs, LaSalle shall be entitled to all of the benefits and rights that the Letter of Credit Issuer is entitled to hereunder, and the Existing LCs shall be deemed to be "Letters of Credit" hereunder and subject to all of the terms hereunder, including, without limitation, interest on drawings and all fees owing or payable in connection therewith as set forth in this Agreement (including, without limitation, the Letter of Credit Fee). LaSalle shall on the date of the initial Revolving Loan Advance distribute, without setoff, to each other Lender its pro-rata share of the Letter of Credit Fee (based on the Eurodollar Margin in effect on the Effective Date) for each Existing LC for the remainder of the current calendar quarter and thereafter quarterly in advance in accordance with this Agreement. On the date of the initial Revolving Loan Advance, LaSalle shall be deemed to have sold and transferred to each other Lender, and each such other Lender shall be deemed to have purchased and received from LaSalle, a pro-rata undivided interest and participation in each Existing LC, the reimbursement obligation of Borrower with respect thereto, and any guaranty thereof or collateral therefor. Such other Lender's pro-rata undivided interest shall be the same as its pro-rata share of the Aggregate Revolving Loan Commitment. Borrower agrees to pay to LaSalle the Letter of Credit Fee and other fees applicable to Letters of Credit on each Existing LC in the amounts set forth in this Agreement, provided, however, in no event shall a Fronting Fee be payable by Borrower with respect to the Existing LCs.

4. INTEREST.

         4.1. INTEREST ON DRAWS ON LETTERS OF CREDIT. The unreimbursed amount of each draw on a Letter of Credit shall bear interest at a rate per annum equal to the Adjusted Base Rate applicable to Revolving Loans.

         4.2. INTEREST ON THE SWINGLINE LOAN. The entire Swingline Loan shall be a Base Rate Loan and shall bear interest at the Adjusted Base Rate.

         4.3. INTEREST ON AGGREGATE LOANS. Borrower may, as provided in Section 7, designate the whole of an Advance or any part of an Advance (other than, in either case, a Swingline Advance) to be either a Base Rate Advance or a Eurodollar Advance; provided, however, during the existence of an Existing Default, Borrower may not designate an Advance or part of an Advance as a Eurodollar Advance. Each Base Rate Advance when made will become a Base Rate Loan, which shall bear interest at the Adjusted Base Rate. Each Eurodollar Advance when made will become a Eurodollar Loan, which shall bear interest at the Adjusted Eurodollar Rate. Borrower may also, as provided herein, convert some or all of a Base Rate Loan into a Eurodollar Loan and some or all of a Eurodollar Loan into a Base Rate Loan. For each Eurodollar Loan, Borrower shall select an Interest Period as provided in Section 4.7. A Eurodollar Loan shall bear interest at the Adjusted Eurodollar Rate throughout the applicable Interest Period designated by Borrower.

         4.4. ADJUSTED BASE RATE. The Adjusted Base Rate for any Base Rate Loan which is a Revolving Loan or a Swingline Loan shall be the Base Rate plus the applicable Base Rate Margin determined from the table in
         Section 4.6.

         4.5. ADJUSTED EURODOLLAR RATE. The Adjusted Eurodollar Rate for any Eurodollar Loan which is a Revolving Loan shall be the Eurodollar Rate plus the applicable Eurodollar Margin determined from the table in
         Section 4.6.

         4.6. BASE RATE MARGINS AND EURODOLLAR MARGINS.

-----------------------------------------------------------------------------------------
  IF THE RATIO OF
 BORROWER'S TOTAL
      FUNDED
 INDEBTEDNESS TO
 EBITDA (FOR THE
FOUR FISCAL QUARTER
     PERIOD OF
  BORROWER MOST            EURODOLLAR       BASE RATE                           REFERENCE
RECENTLY ENDED) IS           MARGIN          MARGIN       UNUSED FEE RATE         LEVEL
-----------------------------------------------------------------------------------------
  greater than or
 equal to 2.75 to
       1.00                   2.75%            .50%             0.500%              I
-----------------------------------------------------------------------------------------
 greater than or
 equal to 2.50 to
1.00 but less than
   2.75 to 1.00               2.50%           0.25%             0.500%             II
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
  greater than or
 equal to 2.00 to
1.00 but less than
   2.50 to 1.00               2.25%           0.00%            0.375%             III
-----------------------------------------------------------------------------------------
  greater than or
 equal to 1.50 to
1.00 but less than
    2.00 to 1.00              2.00%           0.00%            0.250%              IV
-----------------------------------------------------------------------------------------
 less than 1.50 to
       1.00                   1.75%           0.00%            0.250%              V
-----------------------------------------------------------------------------------------

         The Increments applicable on the Effective Date shall be those of Level IV through the computation date (as set forth in the next sentence) for the January 31, 2004 Financial Statements and Compliance Certificate. Thereafter, the applicable Increments shall be re-determined by Administrative Agent based on the ratio of Borrower's Total Funded Indebtedness to EBITDA for the four fiscal quarter period of Borrower most recently ended, promptly after each delivery by Borrower to Administrative Agent of Borrower's Financial Statements (and accompanying Compliance Certificate) as required in Section 12.11 and will become applicable on the third Business Day following the day when Borrower delivers such Financial Statements (and accompanying Compliance Certificate) to Administrative Agent.

         4.7. INTEREST PERIODS FOR EURODOLLAR LOANS. For each Eurodollar Loan Borrower shall select an Interest Period that is either 14, 30, 60, or 90 days; provided that:

                  (i) every such Interest Period for a Eurodollar Advance shall commence on the date of the Advance or on the date of the conversion or continuation of any Loan as a Eurodollar Loan;

                  (ii) if any Interest Period would otherwise expire on a day of a calendar month which is not a Business Day, then such Interest Period shall expire on the next succeeding Business Day in that calendar month; provided, however, that if the next succeeding Business Day would be in the following calendar month, it shall expire on the first preceding Business Day;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iv) no Interest Period for a Eurodollar Loan that is part of the Aggregate Revolving Loan shall extend beyond the Revolving Loan Maturity Date.

         4.8. TIME OF ACCRUAL. Interest shall accrue on all principal amounts outstanding from the date when first outstanding to the date when no longer outstanding. Amounts shall be deemed outstanding until payments are applied thereto as provided herein.

         4.9. COMPUTATION. Interest shall be computed for the actual days elapsed over a year deemed to consist of 360 days. Interest rates that are based on the Base Rate shall change simultaneously with any change in the Base Rate and shall be effective for the entire day on which such change becomes effective. The Base Rate will be determined by Administrative Agent before the initial

         Advances on the Effective Date and on each Business Day thereafter when the Base Rate changes.

         4.10. RATE AFTER MATURITY. Borrower shall pay interest on the Aggregate Loans, the Swingline Loan and any Obligations with respect to Letters of Credit after their Maturity, and, at the option of Administrative Agent or at the direction of the Required Lenders, on the Aggregate Loans, the Swingline Loan and on the other Loan Obligations after the occurrence of an Event of Default, at a rate per annum of two percent (2%) plus the then-applicable rates. Past due fees and other amounts past due and owing hereunder shall bear interest at two percent (2%) above the then-current Adjusted Base Rate.

5. FEES.

         5.1. REVOLVING LOAN UNUSED FEE. Borrower shall pay to Administrative Agent for the account of Lenders a non-refundable, recurring Revolving Loan Unused Fee calculated by applying the daily equivalent of an annual Unused Fee Rate determined pursuant to the table set forth in
         Section 4.6 to the Unused Revolving Loan Commitment on each day during the period from the Effective Date to the Revolving Loan Maturity Date. The Unused Revolving Loan Commitment on any day shall be the difference between (i) the amount of the Aggregate Revolving Loan Commitment and
         (ii) the sum of (a) the Aggregate Revolving Loan, and (b) the face amount of all outstanding Letters of Credit and (c) without duplication of clause (b), the total of all amounts drawn on the outstanding Letters of Credit but not reimbursed to the Letter of Credit Issuer by Borrower as of the close of business on such day. The Revolving Loan Unused Fee shall be payable quarterly in arrears commencing on the last day of the first calendar quarter ending after the Effective Date and continuing on the last day of each calendar quarter thereafter and on the Revolving Loan Maturity Date. The Unused Fee Rate shall be determined from the chart in Section 4.6 of this Agreement under the heading "Unused Fee Rate." The Unused Fee Rate applicable on the Effective Date shall be Level IV through the computation date (as set forth in the next sentence) for the January 31, 2004 Financial Statements and Compliance Certificate. Thereafter, the Borrower's ratio of Total Funded Indebtedness to EBITDA for the four fiscal quarter period of Borrower most recently ended will be calculated and applied to determine the applicable Unused Fee Rate in the same manner used for determination of the applicable Base Rate Margin, and Eurodollar Margin as described in Section 4.6.

         5.2. LETTER OF CREDIT FEE. Borrower shall pay to Administrative Agent (or LaSalle in the case of the Existing LCs) for the account of Letter of Credit Issuer (or LaSalle in the case of the Existing LCs) and each other Lender with a Revolving Loan Commitment, a non-refundable recurring Letter of Credit Fee for each Letter of Credit issued by Letter of Credit Issuer (or LaSalle in the case of the Existing LCs). The Letter of Credit Fee for any Letter of Credit shall be an amount equal to the aggregate undrawn amount of such Letter of Credit multiplied by the Eurodollar Margin in effect on the date such Letter of Credit is issued. The Letter of Credit Fee for each Letter of Credit shall be payable in advance for the remaining portion of the quarter when issued and quarterly thereafter on the last day of each full calendar quarter thereafter while such Letter of Credit is outstanding and upon maturity or termination thereof pro-rata for the remaining portion of the quarter in which such maturity or termination occurs. All Letter of Credit Fees are to be paid to the Lenders pro-rata in accordance with their respective pro-rata shares as set forth on
         Exhibit 3.

         5.3. LETTER OF CREDIT FRONTING FEE. Borrower shall pay to Letter of Credit Issuer (for its own account) a non-refundable, one-time Fronting Fee equal to .125% of the face amount of each Letter of Credit issued by Letter of Credit Issuer. The Fronting Fee due for any Letter of Credit shall be payable in advance, commencing on the issuance date of such Letter of Credit. The fronting fee shall be due and payable only if there are two or more Lenders.

         5.4. OTHER LETTER OF CREDIT FEES. Borrower shall pay to Letter of Credit Issuer (or LaSalle in the case of the Existing LCs) such Letter of Credit Issuer's (or LaSalle's, in the case of the Existing LCs) other customary fees for issuance, amendment, or renewal of a Letter of Credit and, as Letter of Credit Issuer and Borrower may agree with respect to each Letter of Credit, and for each negotiation of a draft drawn under such Letter of Credit.

         5.5. CALCULATION OF FEES. All of the foregoing fees and all other fees payable to Administrative Agent or any Lender that are based on an annual percentage shall be calculated on the basis of a year deemed to consist of 360 days and for the actual number of days elapsed.

6. PAYMENTS.

         6.1. SCHEDULED PAYMENTS ON AGGREGATE REVOLVING LOAN AND SWINGLINE LOAN.

                  6.1.1. INTEREST. Borrower shall pay interest accrued on each Base Rate Loan included in the Aggregate Revolving Loan and on the Swingline Loan monthly in arrears beginning on the last day of the first month ending after the Effective Date and continuing on the last day of each calendar month thereafter, and on the Revolving Loan Maturity Date. Borrower shall pay interest accrued on each Eurodollar Loan included in the Aggregate Revolving Loan at the end of its Interest Period and, in addition, for each such Eurodollar Loan with an Interest Period longer than 90 days (if permitted hereunder), Borrower shall pay interest accrued thereon quarterly on the same date of each quarter as the date such Eurodollar Loan was made. Borrower shall pay interest accrued thereon on each day that would have been the end of an Interest Period with respect to such Eurodollar Loan had successive Interest Periods of 90 days' duration been applicable to such Eurodollar Loan. Borrower shall pay interest accrued on each Revolving Loan and the Swingline Loan after the Revolving Loan Maturity Date on demand.

                  6.1.2. PRINCIPAL. Subject to Section 6.1.3, Borrower shall repay the entire amount of the Aggregate Revolving Loan as then outstanding on July 31 2006 (the Revolving Loan Maturity
                  Date), and Borrower shall repay the entire amount of the Swingline Loan on demand, or if no demand is made, on the Revolving Loan Maturity Date.

         6.2. APPLICATION.

                  6.2.1. Payments shall be paid or applied by the Administrative Agent (in each case up to the outstanding principal amount of the applicable Loan) (i) first, to reduce the Swingline Loan to zero, and then (ii) second, as set forth in Section 16.10.

         6.3. PREPAYMENTS.

                  6.3.1. VOLUNTARY PREPAYMENT. Subject to the limitations in the following sentences, Borrower may wholly prepay any Base Rate Loan, or Eurodollar Loan that is included in the Aggregate Revolving Loan at any time and may make a partial prepayment thereon from time to time, without penalty or premium, but only if (i) Borrower gives Administrative Agent written notice (which may be mailed, personally delivered or telecopied as provided in Section 19.1) or telephonic notice (promptly confirmed in writing in the manner provided in Section 19.1) of Borrower's intention to make such prepayment by 12:00 p.m. Local Time on the day of such prepayment, (ii) the total amount of such prepayment is a whole multiple of $100,000, and (iii) Borrower pays any amount that is due under Section 17.1 as a consequence of the prepayment. Unless there is an Existing Default, all payments on the Revolving Loan shall be made first to the outstanding balance of the Swingline Loan, if any, and then to the remaining amount of the Aggregate Revolving Loan.

                  6.3.2. MANDATORY PREPAYMENTS WHEN OVER-ADVANCES EXIST. If at any time the Aggregate Revolving Loan exceeds the Maximum Available Amount, whether as a result of optional Revolving Loan Advances by Lenders as contemplated by Section 3.1.2 or otherwise, Borrower shall on demand make a payment in the amount of the excess to Administrative Agent for the account of Administrative Agent on the Swingline Loan and Lenders on the Aggregate Revolving Loan. Each such prepayment will be applied by Administrative Agent and Lenders first to reduce the Swingline Loan (and consequently each Lender's risk participation in such Swingline Loan) until it is reduced to zero, then to reduce the Base Rate Loans that are included in the Aggregate Revolving Loan (and consequently a ratable portion of each Lender's Revolving Loan) until they are reduced to zero and then to reduce the Eurodollar Loans that are included in the Aggregate Revolving Loan (and consequently a ratable portion of each Lender's Revolving Loan). In the case of such a prepayment, Borrower will pay any accrued interest on the amount prepaid at the time of such prepayment, and Borrower will pay any amount that is due under Section
                  17.4 as a consequence of the prepayment.

         6.4. REIMBURSEMENT OBLIGATIONS OF BORROWER. Borrower hereby unconditionally agrees to immediately pay to Letter of Credit Issuer on demand at the Letter of Credit Issuer's Applicable Lending Office all amounts required to pay all drafts drawn under Letters of Credit issued for the account of such Borrower, all fees associated with the Letters of Credit, and all reasonable expenses incurred by Letter of Credit Issuer in connection with such Letters of Credit and in any event and without demand to remit to Letter of Credit Issuer (which may be through obtaining Advances if permitted under Section 3.1.2) sufficient funds to pay all debts and liabilities arising under any Letter of Credit issued for the account of such Borrower. Borrower hereby unconditionally agrees to immediately pay to LaSalle on demand at LaSalle's Applicable Lending Office all amounts required to pay all drafts drawn under the Existing LCs, all fees associated with the Existing LCs, and all reasonable expenses incurred by LaSalle in connection with such Existing LCs and in any event and without demand to remit to LaSalle (which may be through obtaining Advances) sufficient funds to pay all debts and liabilities arising under any Existing LC.

         6.5. MANNER OF PAYMENTS AND TIMING OF APPLICATION OF PAYMENTS.

                  6.5.1. PAYMENT REQUIREMENT. Unless expressly provided to the contrary elsewhere herein, Borrower shall make each payment on the Loan Obligations to Administrative Agent for the account of Lenders as required under the Loan Documents at the Applicable Lending Office of the Administrative Agent on the date when due, without deduction, setoff or counterclaim. All such payments will be distributed by Administrative Agent to Lenders as provided in Section 16.10 for application to the Loan Obligations as provided herein.

                  6.5.2. APPLICATION OF PAYMENTS AND PROCEEDS. All payments received by Administrative Agent in immediately available funds at or before 12:00 noon (Local

                  Time) on a Business Day will be distributed by Administrative Agent to Lenders as provided in Section 16.10 on the same Business Day. Such payments received on a day that is not a Business Day or after 12:00 noon (Local Time) on a Business Day will be distributed by Administrative Agent to Lenders as provided in Section 16.10 on the next Business Day. The amount so distributed to a Lender will be applied by such Lender to the relevant Loan Obligation on the Business Day when received.

                  6.5.3. INTEREST CALCULATION. Section 6.5.2 notwithstanding, for purposes of interest calculation only, (i) a payment in cash or by wire transfer or direct debit to an account of Borrower received at or before 12:00 noon (Local Time) on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the Business Day when it is received, and (ii) a payment in cash or by wire transfer or direct debit to an account of Borrower received on a day that is not a Business Day or after 12:00 noon (Local Time) on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the next Business Day. A payment made by check, draft or other instrument will be applied for interest purposes in Administrative Agent's commercially reasonable discretion in a manner consistent with its customary collection policies.

         6.6. RETURNED INSTRUMENTS. If a payment is made by check, draft or other instrument and the check, draft or other instrument is returned unpaid, any application of the payment to the Loan Obligations will be reversed and will be treated as never having been made.

         6.7. COMPELLED RETURN OF PAYMENTS OR PROCEEDS. If Administrative Agent or any Lender is for any reason compelled to surrender any payment because such payment is for any reason invalidated, declared fraudulent, set aside, or determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, then this Agreement and the Loan Obligations to which such payment or proceeds was applied or intended to be applied shall be revived as if such application was never made; and Borrower shall be liable to pay to Administrative Agent or such Lender, and shall indemnify Administrative Agent or such Lender for and hold Administrative Agent or such Lender harmless from any loss with respect to, the amount of such payment or proceeds surrendered. This Section shall be effective notwithstanding any contrary action that Administrative Agent or such Lender may take in reliance upon its receipt of any such payment or proceeds. Any such contrary action so taken by Administrative Agent or such Lender shall be without prejudice to Administrative Agent's or such Lender's rights under this Agreement and shall be deemed to have been conditioned upon the application of such payment or proceeds having become final and indefeasible. The provisions of this Section shall survive termination of the Commitments, the expiration of the Letters of Credit and the indefeasible full payment and satisfaction of all of the Loan Obligations.

         6.8. DUE DATES NOT ON BUSINESS DAYS. Subject to Section 4.7(ii), if any payment required hereunder becomes due on a date that is not a Business Day, then such due date shall be deemed automatically extended to the next Business Day (including any interest accruing during any such extension period).

7. PROCEDURE FOR OBTAINING ADVANCES AND LETTERS OF CREDIT.

         7.1. INITIAL ADVANCES. Provided that all conditions thereto hereunder are satisfied and subject to the limitations contained herein, Lenders will fund and Administrative Agent will make the initial Revolving Loan Advance on the Effective Date as directed by Borrower in a written direction delivered to Administrative Agent. The manner of disbursement shall be subject to Administrative Agent's approval.

         7.2. SUBSEQUENT REVOLVING LOAN ADVANCES.

                  7.2.1. BORROWER REQUESTS. Borrower may request subsequent Revolving Loan Advances at any time, but not more often than once each Business Day, by submitting a request therefor to Administrative Agent as provided in Section 7.10. Administrative Agent may treat every request for a Revolving Loan Advance that is a Base Rate Advance as a request for a Swingline Advance to the extent the requested amount does not exceed the Maximum Swingline Amount and as a request for a Revolving Loan Advance in the amount of the excess. Administrative Agent may treat every request for an Advance as a request for a Base Rate Advance if Borrower does not specify that such Advance is to be a Eurodollar Advance in Borrower's request for an Advance. Every request for a Revolving Loan Advance shall be irrevocable. A request for a Revolving Loan Advance received by Administrative Agent on a day that is not a Business Day or that is received by Administrative Agent after 12:00 noon (Local Time) (or 2:00 p.m. (Local Time) in the case of a request for a Revolving Loan Advance which will, subject to the terms of this Agreement, be treated by Administrative Agent as a request for a Swingline Advance) on a Business Day shall be treated as having been received by Administrative Agent prior to 12:00 noon (Local Time) (or 2:00 p.m. (Local Time) in the case of a request for a Revolving Loan Advance which will, subject to the terms of this Agreement, be treated by Administrative Agent as a request for a Swingline Advance) on the next Business Day.

                  7.2.2.   REVOLVING LOAN ADVANCES TO REPAY THE SWINGLINE LOAN.

                           7.2.2.1. Administrative Agent may in its sole and absolute discretion on any Business Day give notice to Lenders of the amount of the Swingline Loan after application of all payments to be applied thereto as provided elsewhere herein. Such notice shall be given no later than 1:00 p.m. (Local Time) and may include a demand that the Swingline Loan be fully paid. If Administrative Agent demands that the Swingline Loan be fully paid, then prior to 3:00 p.m. (Local Time) on such date, Lenders shall remit funds to Administrative Agent sufficient to reduce the Swingline Loan to zero. The aggregate of such remittances shall be treated as a Revolving Loan Advance and the Aggregate Revolving Loan increased accordingly. Each such remittance by a Lender shall be made in accordance with its pro-rata share of the Aggregate Revolving Loan Commitment and shall be made notwithstanding that (i) the amount of the aggregate of such remittances by Lenders may not be in the minimum amount for Revolving Loan Advances otherwise required hereunder, (ii) any conditions to Advances in Section 8 may not be then satisfied, (iii) there is an Existing Default, (iv) the aggregate amount of such remittances by Lenders would result in the Aggregate Revolving Loan exceeding the Maximum Available Amount, or (v) such remittances by Lenders may be made after the Revolving Loan Maturity Date; provided, however, that in no event shall any Lender be required to make any such remittance that would result in the sum of (a) the Revolving Loan of such Lender, plus (b) such Lender's pro-rata share of the Letter of Credit Exposure exceeding such Lender's Revolving Loan Commitment.

                           7.2.2.2. If for any reason, including the commencement of a proceeding in bankruptcy with respect to Borrower, remittances by Lenders as provided above cannot be made on the date otherwise required above, then each Lender shall be deemed automatically to have purchased from Administrative Agent as of such date a pro-rata undivided interest and participation in the Swingline Loan so as to cause such Lender to share in the Swingline Loan in accordance with its pro-rata share of the Aggregate Revolving Loan Commitment. Each Lender shall remit its pro-rata share of the Swingline Loan to Administrative Agent promptly on demand. All interest payable with respect to such Lender's pro-rata share of the Swingline Loan shall be for the account of Administrative Agent to the date such remittance is made, and shall be for the account of and remitted by Administrative Agent to such Lender as a participant from and after such date. Further, until such remittance is made, such Lender shall pay to Administrative Agent, on demand, interest on such Lender's pro-rata share of the Swingline Loan at the Federal Funds Rate.

                  7.2.3. ADMINISTRATIVE AGENT'S RIGHT TO MAKE OTHER REVOLVING LOAN ADVANCES.

                           7.2.3.1. PAYMENT OF LOAN OBLIGATIONS. Administrative Agent shall have the right to make Revolving Loan Advances at any time and from time to time to cause timely payment of any of the Loan Obligations, and Administrative Agent shall have the right to make withdrawals from or debits against any accounts of any Covered Person at Administrative Agent at any time and from time to time to cause timely payment of any of the Loan Obligations; provided, however, except during an Existing Default, Administrative Agent shall use its reasonable efforts to provide no less than one (1) Business Day prior notice of any such Advances, withdrawals or debits. Administrative Agent may select the Advance Date for any such Revolving Loan Advance, but such Advance Date may only be a Business Day. Administrative Agent will give notice to Borrower after any such Revolving Loan Advance is made. Any such Revolving Loan Advance will be a Base Rate Advance.

         7.3. LETTERS OF CREDIT. Borrower may request the issuance of a Letter of Credit by submitting an issuance request to Letter of Credit Issuer and executing the reimbursement agreement required under Section 9.1 no less than five (5) Business Days prior to the requested issue date for such Letter of Credit.

         7.4. FUNDINGS.

                  7.4.1.   REVOLVING ADVANCES. Not later than 1:00 p.m. (Local
                  Time) on each Advance Date for an Advance other than a Swingline Advance, Administrative Agent shall promptly notify each Lender of the amount of the Advance to be made on that Advance Date. Each Lender shall make immediately available to Administrative Agent by 3:00 p.m. (Local Time) on the Advance Date funds consisting solely of Dollars in the amount of its pro-rata share of such Advance, rounded to the nearest penny, in accordance with such remittance instructions as may be given by Administrative Agent to Lenders from time to time.

                  7.4.2. DRAWS ON LETTERS OF CREDIT. In the event that a draw is made on a Letter of Credit and Borrower does not reimburse the amount of such draw in full to Letter of Credit Issuer immediately on demand, Letter of Credit Issuer shall promptly notify Administrative Agent of such failure. Upon Administrative Agent's receipt of such notice from Letter of Credit Issuer, Administrative Agent may notify each Lender thereof and shall have the right to cause a Revolving Loan Advance to be made, regardless whether such Revolving Loan Advance would result in the Aggregate Revolving Loan exceeding the Maximum Available Amount, by notifying each Lender of the draw, the amount of the Revolving Loan Advance required to fund reimbursement of such draw, and the amount of such Lender's ratable share of such Revolving Loan Advance. The Advance Date and time for such Revolving Loan Advance shall not be later than 3:00 p.m. (Local Time) on the first Business Day following Administrative Agent's delivery of such notice to Lenders. By no later than such Advance Date and time, each Lender shall make immediately available to Administrative Agent funds consisting solely of Dollars in the amount of its pro-rata share of such Revolving Loan Advance, rounded to the nearest penny, in accordance with such remittance instructions as may be given by Administrative Agent to each Lender from time to time. Each Revolving Loan Advance made by Administrative Agent pursuant to this Section
                  7.4.2 shall be deemed to be a Base Rate Advance.

                  In the event that a draw is made on an Existing LC and Borrower does not reimburse the amount of such draw in full to LaSalle immediately on demand, LaSalle shall promptly notify each other Lender and Administrative Agent of such failure. Upon each other Lender's and Administrative Agent's receipt of such notice from LaSalle, Administrative Agent shall have the right to cause a Revolving Loan Advance to be made, regardless whether such Revolving Loan Advance would result in the Aggregate Revolving Loan exceeding the Maximum Available Amount, by notifying each Lender of the amount of the Revolving Loan Advance required to fund reimbursement of such draw, and the amount of such Lender's ratable share of such Revolving Loan Advance. The Advance Date and time for such Revolving Loan Advance shall not be later than 3:00 p.m. (Local Time) on the first Business Day following Administrative Agent's delivery of such notice to Lenders. By no later than such Advance Date and time, each Lender (including LaSalle) shall make immediately available to Administrative Agent funds consisting solely of Dollars in the amount of its pro-rata share of such Revolving Loan Advance, rounded to the nearest penny, in accordance with such remittance instructions as may be given by Administrative Agent to each Lender from time to time. Each Revolving Loan Advance made by Administrative Agent pursuant to this Section
                  7.4.2 shall be deemed to be a Base Rate Advance.

                  7.4.3. ALL FUNDINGS RATABLE. All fundings of Advances (other than Swingline Advances) shall be made by Lenders as provided herein in accordance with their pro-rata shares of the respective Aggregate Commitments, as applicable. Except as otherwise expressly provided herein, a Lender shall not be obligated to fund Revolving Loan Advances that would result in the sum of (a) such Lender's Revolving Loan, plus (b) such Lender's pro-rata share of the Letter of Credit Exposure exceeding its Revolving Loan Commitment, or make available any more than its pro-rata share of any Advance.

         7.5. ADMINISTRATIVE AGENT'S AVAILABILITY ASSUMPTION. 7.5.1. Unless Administrative Agent has been given written notice by a Lender prior to an Advance Date that such Lender does not intend to make immediately available to Administrative Agent such Lender's pro-rata share of the Advance which Administrative Agent will be obligated to make on the Advance Date, Administrative Agent may assume that such Lender has made the required amount available to Administrative Agent on the Advance Date and Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such corresponding amount is not in fact made immediately available to Administrative Agent by such Lender on the Advance Date, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount (or an amount demanded by Administrative Agent pursuant to Section 7.2.2.1) immediately upon Administrative Agent's demand therefor, then Administrative Agent shall promptly notify Borrower and the other Lenders and Borrower shall immediately pay such corresponding amount to Administrative Agent. Administrative Agent shall also be entitled to recover, either from such defaulting Lender (a Defaulting Lender) or Borrower, interest on such corresponding amount for each day from the date such corresponding amount was made available by Administrative Agent to Borrower to the date such corresponding amount is recovered by Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the cost to Administrative Agent of funding such amount at the Federal Funds Rate, or (ii) if paid by Borrower, the applicable rate for the Advance in question determined from the request therefor. Each Lender shall be obligated only to fund its pro-rata share of an Advance subject to the terms and conditions hereof, regardless of the failure of another Lender to fund its pro-rata share thereof. In addition, the failure of any Lender to pay its pro-rata share of any such Advance shall cause such Lender to be a Defaulting Lender and such Defaulting Lender shall, until such amount is paid to Administrative Agent (with interest at the Federal Funds Rate), (a) permit Administrative Agent the unconditional and irrevocable right of setoff against any amounts (including, without limitation, payments of principal, interest, and fees, as well as indemnity payments) received by Administrative Agent hereunder for the benefit of any such Defaulting Lender, and (b) if such failure to pay shall continue for a period of two Business Days, result in any such Defaulting Lender forfeiting any right to vote on any matter that the Required Lenders or all Lenders are permitted to vote for hereunder (and the calculation of Required Lenders shall exclude such Defaulting Lender's interest in the Lenders' Exposure); provided, however, once such a failure is cured, then such Lender shall, subsequent thereto, have all rights hereunder; provided, further, however, if any Lender shall fail to make such a payment within the two Business Day period specified in clause (b) above (other than by reason of events beyond the reasonable control of such Lender) two or more times during the term hereof, such Lender shall permanently forfeit its right to vote hereunder (and the calculation of Required Lenders shall exclude such Defaulting Lender's interest in the Lenders' Exposure).

                  7.5.2. Unless Administrative Agent has been given written notice by Borrower prior to the date any payment to be made by it is due, that it does not intend to remit such payment, Administrative Agent may assume that the Borrower has timely remitted such payment and Administrative Agent may, in reliance upon such assumption, make available a corresponding amount or pro-rata portion thereof to the Persons entitled thereto. If such payment was not in fact remitted to the Administrative Agent in immediately available funds, then, each Lender shall immediately on demand repay to Administrative Agent the corresponding amount or pro-rata portion thereof made available to such Lender, together with interest thereon in respect of each day from the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent, at the Federal Funds Rate.

         7.6. DISBURSEMENT. Provided that all conditions precedent herein to a requested Advance or, if applicable, a Swingline Advance, have been satisfied, Administrative Agent will make the amount of such requested Advance available to Borrower on the applicable Advance Date in immediately available funds in Dollars at Administrative Agent's Applicable Lending Office.

         7.7. RESTRICTIONS ON ADVANCES. No Advance will be made unless it is a whole multiple of $500,000 and not less than $1,000,000, in the case of a Eurodollar Advance, or a whole multiple of $10,000 and not less than $100,000, in the case of a Base Rate Advance. No more than one Revolving Loan Advance and no more than one Swingline Advance will be made on any one day pursuant to a request for a Revolving Loan Advance. Advances will only be made for the purposes permitted in Section 12.1. No Eurodollar Advance will be made so long as there is any Existing Default.

         7.8. RESTRICTION ON NUMBER OF EURODOLLAR LOANS. No more than five (5) Eurodollar Loans with different Interest Periods may be outstanding at any one time.

         7.9. EACH ADVANCE REQUEST AND LETTER OF CREDIT REQUEST A CERTIFICATION. Each submittal of a request for an Advance and each submittal of a request for the issuance of a Letter of Credit by a Borrowing Officer shall constitute a certification by Borrower that (i) there is no Existing Default, (ii) all conditions precedent hereunder to the making of the requested Advance or issuance of the requested Letter of Credit have been satisfied, and (iii) the Representations and Warranties are then true, with such exceptions as have been disclosed to Lenders in writing by Borrower or a Guarantor from time to time and are satisfactory to Lenders, and will be true on the Advance Date or issuance date, as applicable, as if then made with such exceptions.

         7.10. REQUIREMENTS FOR EVERY ADVANCE REQUEST. Only a request (which shall be in writing, or oral and confirmed in writing within one Business Day, in the form attached hereto as Exhibit 7.10 and mailed, personally delivered or telecopied as provided in Section 19.1) from a Borrowing Officer to Administrative Agent that specifies the amount of the Advance to be made, the Advance Date for the requested Advance, the portion of the Advance which is requested to be a Eurodollar Advance and the portion of the Advance which is requested to be a Base Rate Advance, and the Interest Period to be applicable to the Eurodollar Loan that will result from a requested Eurodollar Advance, shall be treated as a request for an Advance. No Advance Date for any requested Advance may be other than a Business Day. A request for a Eurodollar Advance must be given prior to 12:00 noon, Local Time, at least three
         (3) Business Days prior to the Advance Date for such Eurodollar Advance. A request for a Base Rate Advance must be given prior to 12:00 noon, Local Time, on the Advance Date for such Base Rate Advance.

         7.11. REQUIREMENTS FOR EVERY LETTER OF CREDIT REQUEST. Only a written request (which may be mailed, personally delivered or telecopied as provided in Section 19.1) from a Borrowing Officer to Administrative Agent or an electronic initiation over an online service provided by Letter of Credit Issuer that specifies the amount, requested expiry date (which shall be a Business Day and in no event later than twenty-five (25) days before the Revolving Loan Maturity Date) and beneficiary of the requested Letter of Credit and other information necessary for its issuance shall be treated as a request for issuance of a Letter of Credit.

         7.12. EXONERATION OF ADMINISTRATIVE AGENT AND LENDERS. Neither Administrative Agent nor any Lender shall incur any liability to Borrower for treating a request that meets the express requirements of
         Section 7.10 or Section 7.11 as a request for an Advance or issuance of a Letter of Credit, as applicable, if Administrative Agent believes in good faith that the Person making the request is a Borrowing Officer or if, in the case of a request for a Letter of Credit, it is electronically initiated. Neither Administrative Agent nor any Lender shall incur any liability to Borrower for failing to treat any such request as a request for an Advance or issuance of a Letter of Credit, as applicable, if Administrative Agent believes in good faith that the Person making the request is not a Borrowing Officer.

8. CONDITIONS OF LENDING.

         8.1. CONDITIONS TO INITIAL ADVANCE. Lenders will have no obligation to fund the initial Revolving Loan Advance or any subsequent Revolving Loan Advance unless:

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

                  8.1.1. LISTED DOCUMENTS AND OTHER ITEMS. Administrative Agent shall have received on or before the Effective Date all of the documents and other items listed or described in
                  Exhibit 8.1.1 hereto as being conditions to the initial Revolving Loan Advances as being delivered or executed on or before the Execution Date, with each being satisfactory to Lenders and (as applicable) duly executed and (also as applicable), attested, acknowledged, certified, or authenticated.

                  8.1.2.   FINANCIAL CONDITION. Lenders shall (A) have received
                  (i) unqualified, audited consolidated financial statements for the Borrower for the fiscal years ending in 2001, 2002 and 2003 in a form acceptable to Administrative Agent, and (ii) unaudited interim consolidated financial statements for the Borrower for each monthly period ended after the latest fiscal year referred to in clause (i) above, and such financial statements shall not, in the judgment of the Lenders, disclose any material adverse change in the consolidated financial position of the Borrower from what was reflected in the financial statements previously furnished to the Lenders, and
                  (B) have determined to their satisfaction that the proforma financial statements for the remainder of fiscal year 2004 and all of fiscal years 2005, 2006 and 2007, as furnished to Administrative Agent and Lenders, and other information furnished to Administrative Agent and Lenders by Borrower (i) for the periods ended on or before the Effective Date, fairly and accurately reflect the business and financial condition of Borrower and the results of its operations for such periods, and (ii) for the periods that will end after the Effective Date, fairly and accurately forecast the business and financial condition of Borrower and the results of its operations for such periods.

                  8.1.3. NO DEFAULT. There shall be no Existing Default and no Default or Event of Default will occur as a result of such Advance being requested or made or the application of the proceeds thereof.

                  8.1.4. REPRESENTATIONS AND WARRANTIES. The Representations and Warranties shall be true and correct.

                  8.1.5. NO MATERIAL ADVERSE CHANGE. Since the date of the Initial Financial Statements delivered to Administrative Agent, there shall not have been any change which has or is reasonably likely to have a Material Adverse Effect on any Covered Person.

                  8.1.6. PENDING MATERIAL PROCEEDINGS. There shall be no pending Material Proceedings.

                  8.1.7. PAYMENT OF FEES AND EXPENSES. Borrower shall have paid and reimbursed to Lenders all fees, costs and expenses that are payable or reimbursable to Lenders hereunder on or before the Effective Date.

                  8.1.8. INSURANCE. Borrower shall have the insurance required by Section 12.4.

                  8.1.9. EXISTING INDEBTEDNESS. Administrative Agent shall have received satisfactory evidence that either prior to the Effective Date or simultaneously with the funding of the Initial Advance, that, all of the Existing Indebtedness shall be fully repaid and all commitments of the lenders thereunder and obligations of Borrower and each Covered Person thereunder shall be terminated.

                  8.1.10. CLOSING CERTIFICATE. A closing certificate (on the Effective Date and on the date of the initial Revolving Advance) certifying as to the completion of the conditions to closing, including without limitation, the matters in Sections
                  8.1.3 and 8.1.4.

                  8.1.11. TERM INDEBTEDNESS. Administrative Agent shall have received evidence satisfactory to it that no less than $40,000,000 of the Term Indebtedness will be funded simultaneously with the initial Revolving Loan Advance and shall be subject to the Intercreditor Agreement. The Term Indebtedness Documents shall be in form and substance satisfactory to Administrative Agent and shall be in full force and effect.

                  8.1.12. MINIMUM EBITDA. Borrower shall have had at least $18,000,000 in EBITDA for the twelve-month period ending June 30, 2003.

                  8.1.13. LEVERAGE. The ratio of Total Funded Indebtedness to EBITDA shall be less than or equal to 2.50 to 1.00 as of June 30, 2003.

                  8.1.14. OTHER ITEMS. Administrative Agent shall have received such other consents, approvals, opinions (but not with respect to any foreign Subsidiaries, if any, executing a Guaranty), certificates, documents or information as it reasonably deems necessary. The Lenders shall be satisfied with the capitalization and corporate structure of Borrower and its Subsidiaries.

                  8.1.15. FEES AND EXPENSES. Administrative Agent and the Lenders shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Effective Date.

         8.2. CONDITIONS TO SUBSEQUENT ADVANCES. Lenders will have no obligation to fund any Advance after the initial Revolving Loan Advance unless:

                  8.2.1. GENERAL CONDITIONS. All of the conditions to the initial Advances in Section 8.1 (except the condition in Section 8.1.2(B) with respect to proforma Financial Statements delivered on or before the Effective Date, Section 8.1.4 and
                  Section 8.1.8) shall have been and shall remain satisfied.

                  8.2.2. REPRESENTATIONS AND WARRANTIES. The Representations and Warranties are then true, with such exceptions as have been disclosed to Lenders in writing by Borrower or any Guarantor from time to time and are satisfactory to Lenders, and will be true as of the time of such Advance, as if then made with such exceptions.

                  8.2.3. NO PROHIBITIONS. No order, judgment or decree of any Governmental Authority shall exist which purports by its terms to enjoin or restrain Administrative Agent or any Lender from making the requested Advance, and no Law or request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Administrative Agent or any Lender shall exist which prohibits, or requests that Administrative Agent or any Lender refrain from, the making of loans generally or Administrative Agent or any Lender in particular, or imposes upon Administrative Agent or any Lender with respect to such Advance any restriction or reserve or capital requirement (for which Administrative Agent or any Lender is not otherwise compensable by Borrower hereunder).

                  8.2.4. NO DEFAULT. There shall be no Existing Default and no Default or Event of Default will occur as a result of such Advance being requested or made or the application of the proceeds thereof.

9. CONDITIONS TO ISSUANCE OF LETTERS OF CREDIT. As conditions precedent to the issuance of any Letter of Credit:

         9.1. LETTER OF CREDIT APPLICATION/REIMBURSEMENT AGREEMENT. Borrower shall have executed and delivered to Letter of Credit Issuer one or more letter of credit applications and reimbursement agreements each in form and substance satisfactory to Letter of Credit Issuer under which Borrower further evidences its obligation to reimburse to Letter of Credit Issuer on demand the amount of each draw on such Letter of Credit as provided in Section 6.4, together with interest from the date of the draw at the rate provided in Section 4.1 and (without duplication) all reasonable expenses incurred by Letter of Credit Issuer in connection with such Letter of Credit.

         9.2. NO PROHIBITIONS. No order, judgment or decree of any Governmental Authority shall exist which purports by its terms to enjoin or restrain Letter of Credit Issuer or any other Lender from issuing such Letter of Credit, and no Law or request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Letter of Credit Issuer or any other Lender shall exist which prohibits, or requests that Letter of Credit Issuer or any other Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, or imposes upon Letter of Credit Issuer or any other Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which Letter of Credit Issuer or any other Lender is not otherwise compensable by Borrower hereunder).

         9.3. REPRESENTATIONS AND WARRANTIES. The Representations and Warranties are then true, with such exceptions as have been disclosed to Lenders in writing by Borrower or such Guarantor from time to time and are satisfactory to Lenders, and will be true as of the time of the issuance of such Letter of Credit, as if then made with no exceptions.

         9.4. NO DEFAULT. There shall be no Existing Default and no Default or Event of Default is reasonably likely to occur as a result of such Letter of Credit being issued or a draw thereon being made or paid.

         9.5. OTHER CONDITIONS. All of the conditions to the initial Advances in
         Section 8.1 (except the condition in Section 8.1.4 and 8.1.8) shall have been and shall remain satisfied.

10. REPRESENTATIONS AND WARRANTIES. Except as otherwise described in the Disclosure Schedule attached hereto as Exhibit 10, Borrower represents and warrants to Administrative Agent, Lenders, and Letter of Credit Issuer, on its behalf and on behalf of each Covered Person, as follows:

         10.1. ORGANIZATION AND EXISTENCE. Each Covered Person is duly organized and existing in good standing under the Laws of the state of its organization, is duly qualified to do business and is in good standing in every state where the nature or extent of its business or properties require it to be qualified to do business, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect on any Covered Person. Each Covered Person has the power and authority to own its properties and carry on its business as now being conducted. With respect to each Covered Person, the following information is fully, accurately and completely set forth on section 10.1 of the Disclosure Schedule: (i) the full and exact legal name of each Covered Person, (ii) state of organization/formation of such Covered Person, (iii) the tax identification number (FEIN or social security number, as appropriate) of each Covered Person, and (iv) the charter number (if available) of each Covered Person.

         10.2. AUTHORIZATION. Each Covered Person is duly authorized to execute and perform every Loan Document to which such Covered Person is a party, and Borrower is duly authorized to borrow hereunder, and this Agreement and the other Loan Documents have been duly authorized by all requisite corporate or membership action (in the case of limited liability companies) of each Covered Person. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with Borrower's execution, delivery or performance of this Agreement and the other Loan Documents, except for those already duly obtained.

         10.3. DUE EXECUTION. Every Loan Document to which a Covered Person is a party has been executed on behalf of such Covered Person by a Person duly authorized to do so.

         10.4. ENFORCEABILITY OF OBLIGATIONS. Each of the Loan Documents to which a Covered Person is a party constitutes the legal, valid and binding obligation of such Covered Person, enforceable against such Covered Person in accordance with its terms, except to the extent that the enforceability thereof against such Covered Person may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally or by equitable principles of general application.

         10.5. BURDENSOME OBLIGATIONS; DEFAULTS. Except as set forth in this Agreement and the Term Indebtedness Documents, no Covered Person is a party to or bound by any Contract, including, without limitation, any Contract that would prohibit the granting of a Security Interest on its assets or require that if a Security Interest is granted that it be pari passu with any other Person's Security Interest in such assets, or is subject to any provision in the Charter Documents of such Covered Person which would, if performed by such Covered Person, result in a Default or Event of Default either immediately or upon the elapsing of time. There are no Defaults or Events of Default which have occurred and are continuing. There is no breach or default with respect to any of the Term Indebtedness.

         10.6. LEGAL RESTRAINTS. The execution and performance of any Loan Document by a Covered Person will not violate or constitute a default under the Charter Documents of such Covered Person, any Material Agreement of such Covered Person, or any Material Law, and will not, except as expressly contemplated or permitted in this Agreement, result in any Security Interest being imposed on any of such Covered Person's property.

         10.7. LABOR CONTRACTS AND DISPUTES. There is no pending or, to Borrower's knowledge, threatened, strike, work stoppage, unfair labor practice claim or other labor dispute against or affecting any Covered Person or its employees which has or is reasonably likely to have a Material Adverse Effect on any Covered Person.

         10.8. NO MATERIAL PROCEEDINGS. There are no Material Proceedings pending or, to the best knowledge of Borrower, threatened, against any Covered Person.

         10.9. MATERIAL LICENSES. All Material Licenses have been obtained or exist for each Covered Person.

         10.10. COMPLIANCE WITH MATERIAL LAWS. The operations and employee compensation practices of every Covered Person comply in all material respects with, and are not subject to any judicial or administrative complaint, investigation, order or proceeding alleging the violation of, any and all applicable Environmental Laws which are Material Laws and Employment Laws which are Material Laws.

         10.11. PRIOR TRANSACTIONS. From and after the Effective Date, and except for Permitted Acquisitions, no Covered Person has been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

         10.12.   SOLVENCY.

         Borrower is Solvent prior to and after giving effect to, the transactions contemplated by the initial Revolving Loan Advance on the Effective Date. Borrower is Solvent at the time of each request for an Advance and immediately after the funding of each such Advance.

         10.13. PROJECTIONS; PRO FORMA BALANCE SHEET. The projections of Borrower's periodic financial condition, and results of operations, for the periods ending January 31, 2007, a copy of which have been delivered to Administrative Agent and each Lender, represent Borrower's good faith best estimate of Borrower's future financial performance for the periods set forth therein. Such projections have been prepared consistent with GAAP on the basis of the assumptions set forth therein, which Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions. The pro forma balance sheet of Borrower as of the Effective Date, a copy of which has been provided by Borrower to Administrative Agent and each Lender, has been prepared consistent with GAAP (except the non year-end Financial Statements do not contain footnotes and remain subject to normal year-end adjustments) and presents fairly and accurately Borrower's financial condition as of the Effective Date as if the transactions contemplated by the initial advance had occurred on the Effective Date.

         10.14. FINANCIAL STATEMENTS. The Financial Statements are complete and correct in all material respects, have been prepared in accordance with GAAP (except the non year-end Financial Statements do not contain footnotes and remain subject to normal year end adjustments), and fairly reflect the financial condition, results of operations and cash flows of the Persons covered thereby as of the dates and for the periods stated therein, subject in the case of interim Financial Statements to normal year-end adjustments made in accordance with GAAP.

         10.15. NO CHANGE IN CONDITION. Since the date of the Financial Statements delivered to Administrative Agent and Lenders as required herein, there has been no change which has or is reasonably likely to have a Material Adverse Effect on any Covered Person.

         10.16. NO DEFAULTS. No Covered Person has breached or violated or has defaulted under any Material Agreement, or has defaulted with respect to any Material Obligation of such Covered Person. No Default has occurred which is continuing and no Event of Default has occurred.

         10.17. INVESTMENTS. No Covered Person has any Investments in other Persons except existing Permitted Investments.

         10.18. INDEBTEDNESS. No Covered Person has any Indebtedness except existing Permitted Indebtedness.

         10.19. INDIRECT OBLIGATIONS. No Covered Person has any Indirect Obligations except existing Permitted Indirect Obligations.

         10.20. SECURITY INTERESTS. No Covered Person has granted or allowed to exist any Security Interests on any of its assets except existing Permitted Security Interests.

         10.21. TAX LIABILITIES; GOVERNMENTAL CHARGES. Each Covered Person has filed or caused to be filed all tax reports and returns required to be filed by it with any Governmental Authority, except where extensions have been properly obtained. Each Covered Person has paid or made adequate provision for payment of all Taxes of such Covered Person, except Taxes which are being diligently contested in good faith by appropriate proceedings and as to which such Covered Person has established adequate reserves in conformity with GAAP. No Security Interest for any such Taxes has been filed and no claims are being asserted with respect to any such Taxes which, if adversely determined, has or is reasonably likely to have a Material Adverse Effect on such Covered Person. There are no material unresolved issues concerning any liability of a Covered Person for any Taxes which, if adversely determined, will have or is reasonably likely to have a Material Adverse Effect on such Covered Person.

         10.22. PENSION BENEFIT PLANS. All Pension Benefit Plans maintained by each Covered Person or an ERISA Affiliate of such Covered Person qualify under Section 401 of the Code and are in compliance with the provisions of ERISA to the extent ERISA is applicable and all other Material Laws. Except with respect to events or occurrences which do not have and are not reasonably likely to have a Material Adverse Effect on any Covered Person, and to the extent ERISA is applicable to any such Pension Benefit Plans:

                  10.22.1. PROHIBITED TRANSACTIONS. None of such Pension Benefit Plans has participated in, engaged in or been a party to any non-exempt PROHIBITED TRANSACTION as defined in ERISA or the Code, and no officer, director or employee of such Covered Person or of an ERISA Affiliate of such Covered Person has committed a breach of any of the responsibilities or obligations imposed upon fiduciaries by Title I of ERISA.

                  10.22.2. CLAIMS. There are no claims, pending or threatened, involving any such Pension Benefit Plan by a current or former employee (or beneficiary thereof) of such Covered Person or ERISA Affiliate of such Covered Person, nor is there any reasonable basis to anticipate any claims involving any such Pension Benefit Plan which would likely be successfully maintained against such Covered Person or such ERISA Affiliate.

                  10.22.3. REPORTING AND DISCLOSURE REQUIREMENTS. There are no violations of any reporting or disclosure requirements with respect to any such Pension Benefit Plan and none of such Pension Benefit Plans has violated any applicable Law, including ERISA and the Code.

                  10.22.4. ACCUMULATED FUNDING DEFICIENCY. No such Pension Benefit Plan has (i) incurred an accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether or not waived; (ii) been a Pension Benefit Plan with respect to which a Reportable Event (to the extent that the reporting of such events to the PBGC within thirty days of the occurrence has not been waived) has occurred and is continuing; or (iii) been a Pension Benefit Plan with respect to which there exist conditions or events which have occurred that present a significant risk of termination of such Pension Benefit Plan by the PBGC.

                  10.22.5. MULTI-EMPLOYER PLAN. No Covered Person or ERISA Affiliate of such Covered Person has received notice that any such Multi-employer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no such Multi-employer

                  Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

         10.23. WELFARE BENEFIT PLANS. No Covered Person or ERISA Affiliate of any Covered Person maintains a Welfare Benefit Plan that has a liability which, if enforced or collected, has or is reasonably likely to have a Material Adverse Effect on any Covered Person. Each Covered Person and each ERISA Affiliate of any Covered Person has complied in all material respects with the applicable requirements of Section 4980B of the Code pertaining to continuation coverage as mandated by COBRA.

         10.24. RETIREE BENEFITS. No Covered Person or ERISA Affiliate of such Covered Person has an obligation to provide any Person with any medical, life insurance, or similar benefit following such Person's retirement or termination of employment (or to such Person's beneficiary subsequent to such Person's death) which has or is reasonably likely to have a Material Adverse Effect on any Covered Person.

         10.25. STATE OF PROPERTY. Each Covered Person has good and marketable or merchantable title to all real and personal property (tangible and intangible) purported to be owned by it or reflected in the Initial Financial Statements, except for personal property sold in the ordinary course of business after the date of the Initial Financial Statements, and all such real and personal property is in good working order and condition, except for normal wear and tear. Borrower owns all intellectual property (including, without limitation, patents, trademarks, and copyrights) reasonably necessary for the operation of its business.

         10.26. NEGATIVE PLEDGES. Except as set forth in this Agreement and as set forth in the Term Indebtedness Documents, no Covered Person is a party to or bound by any Contract which prohibits the creation or existence of any Security Interest upon or assignment or conveyance of any of its assets.

         10.27. AFFILIATES; SUBSIDIARIES. Borrower has no Subsidiaries, except for those Subsidiaries listed in section 10.27 of the Disclosure Schedule, which may be updated by Borrower from time to time without the consent of Required Lenders so long as any such new Subsidiaries executes a joinder agreement to the Guaranty if required by the Administrative Agent in its reasonable discretion or as otherwise required by this Agreement. Section 10.27 of the Disclosure Schedule sets forth for each Subsidiary, its authorized capital stock, membership interests or other equity interests and its issued and outstanding capital stock, membership interests or other equity interests; all issued and outstanding shares, membership interests or other equity interests of such Subsidiaries are validly issued and outstanding, fully paid and non-assessable, and are owned beneficially and of record by the Persons listed.

         10.28. MARGIN STOCK. No Covered Person is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of PURCHASING or CARRYING MARGIN STOCK (within the meaning of Regulation U), and no part of the proceeds of any Advance will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U. None of the transactions contemplated by this Agreement, any of the other Loan Documents, or any of the Acquisition Documents will violate Regulations T, U or X of the FRB.

         10.29. TAX MATTERS. Borrower does not intend to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation
         Section 1.6011-4).

         10.30. SECURITIES MATTERS. No proceeds of any Advance will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

         10.31. INVESTMENT COMPANY ACT, ETC. No Covered Person is an INVESTMENT COMPANY registered or required to be registered under the Investment Company Act of 1940, or a company CONTROLLED (within the meaning of such Investment Company Act) by such an INVESTMENT COMPANY or an AFFILIATED PERSON of, or PROMOTER or PRINCIPAL UNDERWRITER for, an INVESTMENT COMPANY, as such terms are defined in the Investment Company Act of 1940. No Covered Person is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other Law limiting or regulating its ability to incur Indebtedness for money borrowed.

         10.32. NO IMPROPER PAYMENT OR INFLUENCE. Neither Borrower nor any other Covered Person has directly or indirectly paid or delivered any fee, commission or other money or property, or engaged in any lobbying, influencing or other behavior, however characterized, to any agent, government official, regulatory body, governmental agency or other Person, in the United States or any other country, related to the business or operations of the Borrower or any other Covered Person, that the Borrower and each other Covered Person knows or has reason to believe to have been illegal under any federal, state, or local law of the United States or any other country having jurisdiction, or to have been for the purpose of, and to have had the effect of, inducing or encouraging the breach by the recipient thereof of any legal duties, whether as an employee or otherwise to another Person.

         10.33. FOREIGN ENEMIES AND REGULATIONS. The use of the proceeds of the Loans as contemplated by this Agreement will not violate (A) any regulations promulgated or administered by the Office of Foreign Assets Control, United States Department of the Treasury, including without limitation, the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transaction Regulations, the Iranian Transactions Regulations, the Iraqi Sanctions Regulations, the Soviet Gold Coin Regulations, the Panamanian Transaction Regulations or the Libyan Sanctions Regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, (B) the Trading with the Enemy Act, as amended, (C) Executive Orders 8389, 9095, 9193, 12543 (Libya), 12544 (Libya), 12722 or 12724
         (Iraq), 12775 or 12779 (Haiti), or 12959 (Iran), as amended, of the President of the United States or (D) any rule, regulation or executive order issued or promulgated pursuant to the laws or regulations described in the foregoing clauses (A) -(C).

         10.34. NO MATERIAL MISSTATEMENTS OR OMISSIONS. Neither the Loan Documents, any of the Financial Statements nor any statement, list, certificate or other information furnished or to be furnished by Borrower or any other Covered Person to Administrative Agent or Lenders in connection with the Loan Documents or any of the transactions contemplated thereby contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements therein not misleading. Borrower has disclosed to Administrative Agent and Lenders everything regarding the business, operations, property, financial condition, or business prospects or itself and every Covered Person that has or is reasonably likely to have a Material Adverse Effect on any Covered Person.

         10.35. FILINGS. All registration statements, reports, proxy statements and other documents, if any, required to be filed by any Covered Person with the Securities and Exchange Commission pursuant to the Securities Act of 1933, and the Securities Exchange Act of 1934, have been filed, and such filings are complete and accurate in all material respects and contain no untrue statements of material fact or omit to state any material facts required to be stated therein or necessary in order to make the statements therein not misleading.

11. MODIFICATION AND SURVIVAL OF REPRESENTATIONS. Except as specifically noted herein, Borrower may at any time after the initial Advances are made propose to Lenders in writing to modify the representations and warranties in Section 10, the representations and warranties in any other Loan Document and any other representation or warranty made in any certificate, report, opinion or other document delivered by Borrower pursuant to the Loan Documents. If the proposed modifications are satisfactory to Required Lenders as evidenced by their written assent thereto, then such representations and warranties shall be deemed and treated as so modified, but only as of the date of Borrower's written modification proposal. If such proposed modifications are not satisfactory to Required Lenders, then such proposed modifications shall not be deemed or treated as modifying such representations and warranties. All such representations and warranties, as made or deemed made as of a particular time, shall survive execution of each of the Loan Documents and the making of every Advance, and may be relied upon by Administrative Agent and Lenders as being true and correct as of the date when made or deemed made until all of the Loan Obligations are fully and indefeasibly paid, no Letters of Credit are outstanding and the Letter of Credit Exposure is irreversibly zero.

12. AFFIRMATIVE COVENANTS. Borrower covenants and agrees that, while any of the Commitments remains in effect and until all of the Loan Obligations are fully and indefeasibly paid, no Letters of Credit are outstanding and the Letter of Credit Exposure is irreversibly zero, Borrower shall do, or cause to be done by each of the other Covered Persons, as applicable, the following:

         12.1. USE OF PROCEEDS. The proceeds of Revolving Loan Advances and Swingline Advances shall be used solely to (i) pay and retire the Existing Indebtedness, (ii) provide for the working capital requirements and general corporate purposes of the Borrower, and (iii) to finance Permitted Acquisitions.

         12.2. CORPORATE EXISTENCE. Each Covered Person shall maintain its existence in good standing and shall maintain in good standing its right to transact business in those states in which it is now or hereafter doing business, except where the failure to so qualify will not have and will not be reasonably likely to have a Material Adverse Effect on any Covered Person. Each Covered Person shall obtain and maintain all Material Licenses for such Covered Person.

         12.3. MAINTENANCE OF PROPERTY AND LEASES. Each Covered Person shall maintain in good condition and working order, and repair and replace as required, all buildings, equipment, machinery, fixtures and other real and personal property owned or leased by it whose useful economic life has not elapsed and which is reasonably necessary for the ordinary conduct of the business of such Covered Person. To the extent applicable, all of each Covered Person's operations are operated in accordance with the Federal Fair Labor Standards Act of 1938 and all rules, regulations, and orders thereunder.

         12.4. INSURANCE. Each Covered Person shall at all times keep insured or cause to be kept insured, in insurance companies having a rating of at least "A-" by Best's Rating Service, all property owned by it of a character usually insured by others carrying on businesses similar to that of such Covered Person in such manner and to such extent and covering such risks as such properties are usually insured subject to deductibles and self-insured retention levels consistent with past practices. Each Covered Person also shall carry business interruption insurance in such amounts, in such manner and to such extent and covering such risks as such businesses are usually insured subject to deductibles and self-insured retention levels consistent with past practices. Each Covered Person shall at all times carry insurance, in insurance companies having a rating of at least "A-" by Best's Rating Service, against liability on account of damage to persons or property (including product liability insurance and insurance required under all Laws pertaining to workers' compensation) and covering all other liabilities common to such Covered Person's business, in such manner and to such extent as such coverage is usually carried by others conducting businesses similar to that of such Covered Person subject to deductibles and self-insured retention levels consistent with past practices. All liability policies of liability insurance maintained hereunder shall name Administrative Agent as an additional insured for the benefit of Lenders, and such policies of insurance maintained hereunder shall contain a clause providing that such policies may not be canceled, without 30 days prior written notice to Administrative Agent. Borrower shall upon request of Administrative Agent at any time furnish to Administrative Agent updated evidence of insurance (in the form required as a condition to Administrative Agent's lending hereunder) for such insurance. Notwithstanding the foregoing, if the Best's Rating Service rating of any insurance carrier(s) of the Borrower or any other Covered Person falls below "A-," then such event shall not be an Event of Default if, within 90 days of such downgrading, Borrower shall put in place insurance meeting the requirements of this Section with replacement insurance carrier(s) with a Best's Rating Service rating of at least "A-."

         12.5. PAYMENT OF TAXES AND OTHER OBLIGATIONS. Each Covered Person shall promptly pay and discharge or cause to be paid and discharged, as and when due, any and all income taxes, federal or otherwise, lawfully assessed and imposed upon it, and any and all lawful taxes, rates, levies, and assessments whatsoever upon its properties and every part thereof, or upon the income or profits therefrom and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies, storage or other items or services which if unpaid might be or become a Security Interest or charge upon any of its property; provided, however, that a Covered Person may diligently contest in good faith by appropriate proceedings the validity of any such taxes, rates, levies, assessments or tax claims, provided such Covered Person has established adequate reserves therefor in conformity with GAAP on the books of such Covered Person, and no Security Interest, other than a Permitted Security Interest, results from such non-payment.

         12.6. COMPLIANCE WITH LAWS. Each Covered Person shall comply with all Material Laws.

         12.7. TERMINATION OF PENSION BENEFIT PLAN. No Covered Person or ERISA Affiliate of such Covered Person shall terminate or amend any Pension Benefit Plan maintained by such Covered Person or such ERISA Affiliate if such termination or amendment would result in any liability to such Covered Person or such ERISA Affiliate under ERISA or any increase in current liability for the plan year for which such Covered Person or such ERISA Affiliate is required to provide security to such Pension Benefit Plan under the Code, which such liability could reasonably be expected to have a Material Adverse Effect on such Covered Person.

         12.8. NOTICE TO ADMINISTRATIVE AGENT OF MATERIAL EVENTS. Borrower shall, promptly upon any Responsible Officer of Borrower obtaining knowledge or notice thereof, give notice to Administrative Agent of (i) any breach of any of the covenants in Section 12, 13, or 14; (ii) any Default or Event of Default; (iii) the commencement of any Material Proceeding; and (iv) any loss of or damage to any assets of a Covered Person or the commencement of any proceeding for the condemnation or other taking of any of the assets of a Covered Person, if insurance and/or

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

         condemnation proceeds in excess of $500,000 are likely to be payable as a consequence of such loss, damage or proceeding, or if such loss, damage or proceeding has or is reasonably likely to have a Material Adverse Effect on such Covered Person. In addition,

                  12.8.1. Borrower shall furnish to Administrative Agent from time to time all information which Administrative Agent reasonably requests with respect to the status of any Material Proceeding.

                  12.8.2. Borrower shall furnish to Administrative Agent from time to time all information which Administrative Agent requests with respect to any Pension Benefit Plan established by a Covered Person or an ERISA Affiliate of any Covered Person.

                  12.8.3. Borrower shall promptly deliver to Administrative Agent notice of any default or event of default, or the occurrence of any event which would with the passage of time, giving of notice or otherwise, constitute a default or event of default with respect to any of the Permitted Indebtedness which is in an amount which exceeds $1,000,000.

                  12.8.4. Borrower shall promptly deliver notice to Administrative Agent of the assertion by the holder of any capital stock, membership interest, or any other equity interest in a Covered Person or any Indebtedness of a Covered Person in the outstanding principal amount in excess of $1,000,000 that a default exists with respect thereto or that such Covered Person is not in compliance with the terms thereof, or of the threat or commencement by such holder of any enforcement action because of such asserted default or noncompliance (including, without limitation, any shareholder suits, derivative actions, suits against the officers and/or directors, or similar proceedings).

                  12.8.5. Borrower shall, promptly after becoming aware thereof, deliver notice to Administrative Agent of any pending or threatened strike, work stoppage, unfair labor practice claim or other labor dispute affecting a Covered Person which has or is reasonably likely to have a Material Adverse Effect on any Covered Person.

                  12.8.6. Borrower shall promptly deliver notice to Administrative Agent of any change in the name, state of organization, or form of organization of any Covered Person.

                  12.8.7. Borrower shall, promptly after becoming aware thereof, deliver notice to Administrative Agent of any event that has or is reasonably likely to have a Material Adverse Effect on any Covered Person.

                  12.8.8. Borrower shall, promptly after becoming aware thereof, deliver notice to Administrative Agent of an actual or alleged violation of any Material Law applicable to a Covered Person or the property of a Covered Person.

                  12.8.9. Borrower shall notify Administrative Agent promptly in writing of any fact or condition of which Borrower is aware which materially and adversely affects the value of its assets taken as a whole.

         12.9. BORROWING OFFICER. Borrower shall keep on file with Administrative Agent at all times an appropriate instrument naming each Borrowing Officer.

         12.10. ACCOUNTING SYSTEM; TRACING OF PROCEEDS. Each Covered Person shall maintain a system of accounting established and administered in accordance with GAAP. Each Covered

         Person shall maintain detailed and accurate records of all transfers of any proceeds of the Loans from Borrower to such Covered Person. Borrower shall maintain detailed and accurate records of proceeds of the Loans and transfers of proceeds of the Loans (i) received by it from the Lenders, (ii) transferred from it to any other Covered Person, and (iii) received by it from another Covered Person. Borrower agrees that (a) the business operations of Borrower and each Covered Person are interrelated and complement one another, and such entities have a common business purpose and common management, and (b) the proceeds of Advances hereunder will benefit Borrower and each Covered Person, severally and jointly, regardless of which Borrower requests or receives part or all of any Advance.

         12.11. FINANCIAL STATEMENTS. Borrower shall deliver to Administrative Agent for each Lender:

                  12.11.1. ANNUAL FINANCIAL STATEMENTS. Within 90 days after the close of each fiscal year of Borrower (or, if earlier, such date as the Borrower is required to file an annual report on form 10-K with the SEC), year-end consolidated and, unless otherwise noted, consolidating financial statements of Borrower and its Subsidiaries, containing a balance sheet, income statement, statement of cash flows (consolidated only) and an audit report without qualification by an independent certified public accounting firm selected by Borrower and satisfactory to Administrative Agent, and accompanied by (i) a Compliance Certificate of any of the Chief Financial Officer, Vice President, Finance or Treasurer of Borrower, and (ii) the management letter and report on internal controls delivered by such independent certified public accounting firm in connection with their audit, if any.

                  12.11.2. MONTHLY FINANCIAL STATEMENTS; QUARTERLY COMPLIANCE CERTIFICATE. Within 30 days after the end of each fiscal month, unaudited consolidated financial statements and, unless otherwise noted, consolidating summary financial statements of Borrower for each of the fiscal months not covered by the latest year-end financial statements, in each case containing a balance sheet, income statement, and statement of cash flows (only quarterly and only consolidated); and in connection with the delivery of such Financial Statements at the end of each fiscal quarter, a Compliance Certificate of any of the Chief Financial Officer, Vice President, Finance or Treasurer of Borrower.

         Each Compliance Certificate shall be in the form of Exhibit 12.11, shall contain detailed calculations of the financial measurements referred to in Section 14 for the relevant periods, and shall contain statements by the signing officer to the effect that, except as explained in reasonable detail in such Compliance Certificate, (i) the attached Financial Statements are complete and correct in all material respects (subject, in the case of Financial Statements other than annual, to normal year-end audit adjustments) and have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby and with prior periods (except as disclosed therein)
         (ii) all of the Representations and Warranties are true and correct as of the date such certification is given as if made on such date, and
         (iii) there is no Existing Default. If any Compliance Certificate delivered to Administrative Agent discloses that a representation or warranty is not true and correct, or that there is an Existing Default that has not been waived in writing by Required Lenders, such Compliance Certificate shall state what action Borrower has taken or proposes to take with respect thereto.

         12.12. OTHER FINANCIAL INFORMATION; TAX INFORMATION. Borrower shall also deliver the following to Administrative Agent:

                  12.12.1. STOCKHOLDER REPORTS. Promptly upon being available, copies of any proxy statements, financial statements and reports which Borrower makes available to its stockholders, members or partners.

                  12.12.2. PENSION BENEFIT PLAN REPORTS. Promptly upon the reasonable request of Administrative Agent at any time or from time to time, a copy of each annual report or other filing or notice filed with respect to each Pension Benefit Plan of a Covered Person or an ERISA Affiliate of a Covered Person.

                  12.12.3. TAX RETURNS. Promptly upon the reasonable request of Administrative Agent at any time or from time to time, a copy of each federal, state, or local tax return or report filed by Borrower.

                  12.12.4. TAX MATTERS. In the event Borrower determines to take any action inconsistent with its intention set forth in
                  Section 10.29, it will promptly notify the Administrative Agent thereof. If Borrower so notifies the Administrative Agent, Borrower acknowledges that one or more of the Administrative Agent and the Lenders may treat its Loans and/or its interest in Swingline Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and the Administrative Agent and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation. Promptly after Borrower has notified the Administrative Agent of any intention by Borrower to treat Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation
                  Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.

         12.13. ANNUAL PROJECTIONS. Within 60 days after the first day of each fiscal year of Borrower, projected balance sheets, statements of income and expense, and statements of cash flows for Borrower and every other Covered Person as of the end of and for each fiscal month of such fiscal year and on an annual basis for the next three succeeding fiscal years, in such detail as Administrative Agent may reasonably require.

         12.14. OTHER INFORMATION. Promptly upon the reasonable request of Administrative Agent, Borrower shall promptly deliver to Administrative Agent such other information about the business, operations, revenues, financial condition, property, or business prospects of Borrower and every other Covered Person as Administrative Agent may, from time to time, reasonably request.

         12.15. ACCESS TO OFFICERS AND AUDITORS. Each Covered Person shall, within three Business Days of a request from a Lender or Administrative Agent, permit any Lender and Administrative Agent and each of their representatives and agents to discuss the business, operations, revenues, financial condition, property, or business prospects of such Covered Person with its officers, employees, accountants and independent auditors as often as Administrative Agent may request in its reasonable discretion, and such Covered Person shall direct such officers, employees, and accountants, and request its independent auditors, to cooperate with Administrative Agent, Lenders, and their representatives and agents, and make full disclosure to Administrative Agent, Lenders, and their representatives and agents, of those matters that they may deem relevant to the continuing ability of Borrower timely to pay and perform the Loan Obligations.

         12.16. ACQUISITION DOCUMENTS. Borrower shall fully perform all of its material obligations under all Acquisition Documents, and shall enforce all of its rights and remedies thereunder as it deems appropriate in its reasonable business judgment; provided, however, that Borrower shall not take any action or fail to take any action which would result in a waiver or other loss of any right or remedy of Borrower thereunder which could reasonably likely have a Material Adverse Effect.

         12.17. EXISTING LCs. Borrower has executed, an enforceable, unconditional reimbursement agreement with LaSalle for each of the Existing LCs and each other Letter of Credit and Borrower has an unconditional obligation to reimburse LaSalle for any drawings thereunder.

         12.18. FURTHER ASSURANCES. Borrower shall execute and deliver, or cause to be executed and delivered, to Administrative Agent such documents and agreements, and shall take or cause to be taken such actions, as Administrative Agent may from time to time reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

         12.19. EXISTING UCC FILINGS. Borrower shall on or before October 15, 2003 (or such later date as Administrative Agent may approve in its reasonable discretion), cause the amendment of all UCC filings of record against Borrower and each Covered Person in a manner reasonably acceptable to Administrative Agent that Administrative Agent reasonably believes to be necessary so that such UCC financing statements no longer include assets that should not be subject to any such Security Interest.

         12.20. COVERED PERSONS. Borrower shall cause each other Borrower and each Covered Person to comply with each of the terms and provisions of this Agreement and the other Loan Documents, and Borrower acknowledges and agrees that failure of Borrower or any Covered Persons to comply with the terms of this Agreement and the other Loan Documents, shall be a Default hereunder and thereunder.

         12.21. PARITY WITH OTHER INDEBTEDNESS. Other than with respect to Priority Indebtedness if and to the extent permitted under this Agreement, Borrower will, and will cause each other Covered Person to, execute all such documents and take all such actions as the Administrative Agent may reasonably request in order to assure that at all times (i) the Loan Obligations shall rank in right of payment senior to or pari passu with all other Indebtedness of the Borrower and each other Covered Person, and (ii) each Guarantor's obligations under its Guaranty shall rank in right of payment senior to or pari passu with all other Indebtedness of such Guarantor.

         12.22. GUARANTEES. Upon the request of the Administrative Agent, Borrower shall cause any Subsidiaries of Borrower to execute a Guaranty of all of the Loan Obligations in form and substance reasonably satisfactory to Administrative Agent and to provide such authorizing resolutions, certificates of incumbency and other corporate documents as may be reasonably requested by Administrative Agent in connection therewith; provided, however, if, at any time after the date of this Agreement, any Subsidiary shall enter into a guaranty in respect of the Term Indebtedness (or any refinancing thereof), or otherwise become directly or indirectly liable for, all or any part of the Term Indebtedness (or any refinancing thereof), the Borrower shall promptly notify Administrative Agent and Borrower shall promptly cause each such Subsidiary contemporaneously with entering into any such guaranty or becoming directly or indirectly liable in respect of such Term Indebtedness, to guaranty the Loan Obligations by executing a Guaranty (such Guaranty to be in form and substance satisfactory to Administrative Agent).

13. NEGATIVE COVENANTS. Borrower covenants and agrees that, while any of the Commitments remain in effect and until all of the Loan Obligations are fully and indefeasibly paid, no Letters of Credit are

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

outstanding and the Letter of Credit Exposure is zero, Borrower shall not, directly or indirectly, do any of the following, or permit any Covered Person to do any of the following:

         13.1. INVESTMENTS. Make any Investments in any other Person except the following:

                  13.1.1. Investments in (i) interest-bearing United States government obligations; (ii) certificates of deposit issued by any Lender; (iii) prime commercial paper rated A1 or better by Standard and Poor's Corporation or Prime P1 or better by Moody's Investor Service, Inc.; (iv) agreements involving the sale to a Covered Person of United States government securities and their guarantied repurchase the next Business Day by a commercial bank chartered under the Laws of the United States or any state thereof which has capital and surplus of not less than $250,000,000, or (v) certificates of deposit issued by and time deposits which do not extend more than 364 days or money market accounts, with any commercial bank chartered under the Laws of the United States or any state thereof which has capital and surplus of not less than $250,000,000.

                  13.1.2. Accounts arising in the ordinary course of business and payable in accordance with Borrower's or such other Covered Person's customary trade terms.

                  13.1.3.  Any Investments that are Permitted Acquisitions.

                  13.1.4. Investments existing on the Execution Date and disclosed in section 10.17 of the Disclosure Schedule.

                  13.1.5. Notes received by a Covered Person in settlement of Indebtedness of other Persons to such Covered Person that was incurred in the ordinary course of such Covered Person's business.

                  13.1.6. Investments by any Covered Person in any other Covered Person if such Covered Person in which the Investment is made is also a Guarantor, provided, however, Investments in Layne Energy must be by the Borrower and must be in the form of Indebtedness.

                  13.1.7. Investments in the form of a loan to a Person to finance the purchase of real property, personal property, services or equipment from the Borrower or any Covered Person provided that (a) if such loan exceeds $200,000, the Borrower or such Covered Person shall retain a Security Interest on any property or equipment sold to the extent permitted under applicable law, (b) the aggregate principal amount of all such loans to any Person or its Affiliates outstanding at any time shall not exceed $2,500,000 in the aggregate at any time, and
                  (c) the aggregate principal amount of all such loans outstanding at any time shall not exceed $5,000,000 in the aggregate;

                  13.1.8. Investments in water wells drilled by the Borrower or any Covered Person for local municipalities in connection with which such municipality has entered into a contract with the Borrower or such Covered Person to purchase water from the well and to purchase the well from the Borrower or such other Covered Person at a future date; provided the aggregate amount invested by the Borrower and all other Covered Persons in all such investments shall not exceed $2,500,000 in the aggregate outstanding at any time; and

                  13.1.9. So long as no Default has occurred and is continuing or would be caused thereby, making Investments (excluding interest on intercompany indebtedness and royalties) in (i) Persons that are not Subsidiaries and (ii) Subsidiaries that are not Guarantors; provided that the aggregate amount of all such Investments in clauses (i) and (ii) made after the date of this Agreement shall not at any time exceed 15% of Tangible Net Worth plus up to $5,000,000 in the aggregate outstanding at any time with respect to Layne Water Development of Texas, LLC, in each case, as calculated as of any date.

                  13.1.10. Loans or advances to employees not in excess of $750,000 in the aggregate outstanding at any time.

         13.2. INDEBTEDNESS. Create, incur, assume, or allow to exist any Indebtedness of any kind or description, except the following:

                  13.2.1. Indebtedness to trade creditors incurred in the ordinary course of business, to the extent that it is not overdue past the original due date by more than 90 days (unless such Indebtedness is being contested in good faith by such Covered Person and adequate reserves under GAAP have been made).

                  13.2.2.  The Loan Obligations.

                  13.2.3. The Term Indebtedness up to $60,000,000 in principal outstanding in the aggregate at any one time if the Intercreditor Agreement remains in effect and if at the time of funding the Term Indebtedness there is no Existing Default and the funding of any Term Indebtedness would not reasonably likely give rise to a Default or Event of Default.

                  13.2.4. Priority Indebtedness up to 10% of Tangible Net Worth as calculated as of any date.

                  13.2.5. Indebtedness to finance the premiums for Borrower's insurance policies, which Indebtedness shall not exceed $2,000,000.00 in the aggregate at any one time outstanding for Borrower and all Covered Persons on a consolidated basis.

                  13.2.6. Indebtedness disclosed on section 10.18 of the Disclosure Schedule, provided, however, the Indebtedness disclosed thereon may not be increased above the amounts existing on the Effective Date (except if such Indebtedness would be subject to the terms of and permitted by the terms of
                  Section 13.1.6).

         13.3. INDIRECT OBLIGATIONS. Create, incur, assume or allow to exist any Indirect Obligations in an amount not to exceed $2,000,000 in the aggregate outstanding at any time, except Indirect Obligations existing on the Execution Date and disclosed on section 10.19 of the Disclosure Schedule and Indirect Obligations of a Covered Person with respect to the Permitted Indebtedness of any other Covered Person.

         13.4. PREPAYMENT. Make any nonscheduled prepayment on any Indebtedness if there is an Existing Default or a Default or Event of Default is reasonably likely to occur as a result of any such payment.

         13.5. SECURITY INTERESTS. Create, incur, assume or allow to exist any Security Interest upon all or any part of its property, real or personal, now owned or hereafter acquired, except the following:

                  13.5.1. Security Interests for taxes, assessments or governmental charges not delinquent or being diligently contested in good faith and by appropriate proceedings and for which adequate book reserves in accordance with GAAP are maintained.

                  13.5.2. Security Interests arising out of deposits in connection with workers' compensation insurance, unemployment insurance, old age pensions, or other social security or retirement benefits legislation.

                  13.5.3. Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business.

                  13.5.4. Security Interests imposed by any Law, such as mechanics', workmen's, materialmen's, landlords', carriers', or other like Security Interests arising in the ordinary course of business which secure payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on Borrower's books.

                  13.5.5. Minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to use of real property, that are necessary for the conduct of the operations of the Borrower and each Covered Person that customarily exist on properties of corporations engaged in similar businesses and are similarly situated and that do not in any event materially impair their value or their use in the operations of the Borrower and each other Covered Person;

                  13.5.6. Security Interests existing on the Effective Date and disclosed on section 10.20 to the Disclosure Schedule.

                  13.5.7. Any attachment or judgment Lien if and only if (A) the judgment it secures shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal or (B) the Borrower or the such other Covered Person shall fail to actively contest such attachment or judgment Lien within thirty (30) days after the entry thereof and post within such time period a bond therefor in the full amount of the judgment plus applicable statutory costs and attorneys' fees or such other amount as may be ordered by the applicable court; provided the aggregate amount of such attachment or judgment Liens shall not secure obligations in excess of $1,000,000 at any time;

                  13.5.8. Security Interests granted to joint venture partners (including other Persons who Borrower or any other Covered Person is in a business relationship with respect to coalbed methane gas projects) on equity interests owned by the Borrower or any Covered Person in connection with the formation of a Person (other than an individual) in which the ownership interests are held in part by the Borrower or a Covered Person and a non-Affiliated Person; provided that such Security Interests is limited solely to the equity in the joint venture with no recourse to the Borrower or such Covered Person except to the extent disclosed on section 10.20(2) of the Disclosure Schedule for such projects existing on the Effective Date.

                  13.5.9. A Security Interest in favor of the holder of the Indebtedness permitted under Section 13.2.5 on Borrower's insurance policies and any unearned premiums refundable with respect thereto, which Security Interests may only secure the Indebtedness of Borrower incurred pursuant to Section 13.2.5 herein to finance the annual premiums due with respect to such insurance policies.

                  13.5.10. To the extent constituting Permitted Indebtedness, Security Interests securing Priority Indebtedness.

         Notwithstanding anything contained herein to the contrary, except to the extent disclosed on section 10.20(2) of the Disclosure Schedule for projects existing on the Effective Date, in no event shall the Borrower or any other Covered Person permit any Security Interest at any time on any of their respective current assets, which include without limitation inventory, accounts, notes receivable and similar items. At no time shall Borrower or any Covered Person allow to exist on or against its assets any financing statements, mortgages or similar documents, except as permitted in Section 13.5.6.

         13.6. ACQUISITIONS. Acquire stock, membership interests, or any other equity interest in a Person, or acquire all or substantially all of the assets of a Person (including without limitation assets comprising all or substantially all of an unincorporated business unit or division of any Person), except for Permitted Acquisitions. Permitted Acquisition means an acquisition of the stock, membership interests, or any other equity interest in a Person, or the acquisition of all or substantially all of the assets of a Person (including without limitation assets comprising all or substantially all of an unincorporated business unit or division of any Person), which satisfies each of the following conditions: (i) the Borrower or the Guarantor is the Acquiring Company (and if the Covered Person making the acquisition is not a party to the Guaranty, it will execute a joinder to the Guaranty or execute a new Guaranty, in each case in form and substance reasonably acceptable to Administrative Agent), (ii) the Borrower or a Guarantor is the Surviving Company, (iii) the Target Company is in a substantially similar line of business as a Borrower except as otherwise permitted in Section 13.13; (iv) Target Company has an EBITDA (provided, however, that with respect to the purchase of assets of less than an entire Target Company, EBITDA will be calculated on a proforma basis prepared in good faith based on reasonable assumptions) in excess of zero Dollars for the twelve month period ended on the last day of the calendar month most recently ended prior to the date such acquisition is consummated, (v) there is no Existing Default, no Default or Event of Default has occurred and is continuing, and no Default or Event of Default will occur or is reasonably likely to occur as a result of or due to such acquisition (vi) the Maximum Available Amount exceeds the Aggregate Revolving Loan by at least $10,000,000 after giving effect to such acquisition, (vii) the purchase price (including without limitation any deferred purchase price, seller notes, assumed Indebtedness, or similar items) together with all expenses incurred in connection with such acquisition does not exceed $7,500,000 in the aggregate for all Acquisition since the Effective Date, (viii) simultaneously with the closing of such acquisition, the Target Company or the Surviving Company, as the case may be, executes and delivers to Administrative Agent, if requested by the Administrative Agent, a joinder agreement satisfactory to Administrative Agent in which such Target Company or Surviving Company becomes a Guarantor under the Guaranty executed by all other Subsidiaries; (ix) prior to the closing of such acquisition, a Responsible Officer of Borrower delivers to Administrative Agent a certificate on behalf of Borrower certifying that such acquisition is a Permitted Acquisition; (x) such acquisition is friendly, rather than hostile, in nature; and (xi) Borrower has, no less than 20 days prior to making such acquisition, prepared and furnished to Administrative Agent the proforma financial statements described below for the Target Company (if such acquisition is structured as a purchase of equity) or the Surviving Company (if such acquisition is structured as a purchase of assets or a merger), demonstrating to the satisfaction of Administrative Agent that the Target Company, all Surviving Companies, and Borrower, as the case may be, will be Solvent upon consummation of such acquisition and upon the passage of time thereafter, and that none of the covenants in Section 14 will be violated as a consequence of such acquisition or with the passage of time thereafter, and Borrower has also provided to Administrative Agent, no less than 20 days prior to making such acquisition, copies of the audited financial statements (if available, or unaudited financial statements if no audited financial statements exist) for the Target Company for the three fiscal years (if available) most recently ended and for each of the completed fiscal quarters in the then current fiscal year. The proforma financial statements referred to in clause (xi) shall contain consolidated and consolidating balance sheets, income statements, statements of cash flows and such other reports and disclosures of Borrower as well as the Target Company (if such Permitted Acquisition is structured as a purchase of equity) or the Surviving Company (if such Permitted Acquisition is structured as a purchase of assets or a merger) and shall cover such forecast periods, as Administrative Agent may in its reasonable discretion require.

         13.7. DISPOSAL OF PROPERTY. Transfer any of its assets except (i) sales of inventory in the ordinary course of business; (ii) the sale of obsolete or unused assets that are obsolete or are no longer necessary or productive in the ordinary course of the Borrower's or such Covered Person's business; (iii) any Transfer of assets from a Covered Person to another Covered Person who is also a Guarantor; and (iv) Transfer of assets not included in the foregoing clauses (i), (ii) and (iii), not to exceed $2,000,000 in the aggregate during any fiscal year and not to exceed $5,000,000 in the aggregate during the term of this Agreement. At no time shall Borrower or any Covered Person sell any of its notes receivables or accounts receivable.

         13.8. GUARANTIES. Permit or allow any Covered Person to deliver a guaranty in respect of the Term Indebtedness (or any refinancing thereof) or otherwise become directly or indirectly liable for, all or any part of the Term Indebtedness (or any refinancing thereof) unless the parties to the Term Indebtedness have signed an Intercreditor Agreement and such Covered Person has provided a Guaranty.

         13.9. DISTRIBUTIONS; REDEMPTIONS. Permit or allow, or permit or allow any Covered Person to, (a) declare or pay any dividends on any of its capital stock (other than stock dividends), (b) purchase or redeem any such stock or any warrants, options or other rights in respect of such stock, (c) make any other distribution to shareholders (other than the issuance of stock, or stock options in respect thereof, to directors, officers and employees pursuant to written incentive compensation plans), (d) prepay, purchase or redeem any subordinated Indebtedness or (e) set aside funds for any of the foregoing; provided, however, that (i) any Subsidiary may declare and pay dividends to Borrower or to a wholly-owned Subsidiary, and (ii) so long as there is no Existing Default and no Default or Event of Default is reasonably likely to occur from such payment, Borrower may purchase stock of the Borrower on the open market and re-issue such stock to officers and employees of the Borrower in connection with written incentive compensation plans or other agreements with officers, directors or employees of the Borrower approved by the Board of Directors of the Borrower or any compensation committee thereof and the Borrower may pay dividends to its shareholders and/or repurchase stock of the Borrower, provided that the aggregate amount of all such dividends and repurchases described in this clause (ii) shall not exceed 50% of Borrower's annual consolidated Net Income in any fiscal year if declared and paid within ninety days follow such fiscal year end.

         13.10. CHANGE OF CONTROL. (A) With respect to (i) Borrower, merge or consolidate with or into another Person, except in connection with a Permitted Acquisition, the Borrower may merge with a Target Company so long as it is the Surviving Company and the core managers of the Borrower prior to the merger or consolidation shall be the core managers of the continuing or surviving entity, (ii) with respect to any other Covered Person (other than Borrower, which is addressed in clause (i)), merge or consolidate with or into another Person except another Covered Person and except in connection with a Permitted Acquisition, a Covered Person (other than Borrower, which is addressed in clause (i)) may merge with a Target Company so long as it is the Surviving Company and either is or becomes a Guarantor; or (B) (i) with respect to Borrower, permit any Person or Group to become the record or beneficial owner, directly or indirectly, on a fully diluted basis, of securities representing 30% or more of the voting power of Borrower's then outstanding securities having the power to vote or 30% or more of Borrower's then outstanding capital stock, or to acquire the power to elect a majority of the Board of Directors of Borrower, or (ii) with respect to any Covered Person other than Borrower, permit any Person or Group other than Borrower or another Covered Person to own, directly or indirectly, any capital stock of such Covered Person (except, with regards to Covered Persons incorporated or formed under the laws of a jurisdiction outside the United States, director/officer qualifying shares owned by such directors or officers).

         13.11. AMENDMENT TO CHARTER DOCUMENTS; AMENDMENTS TO TERM INDEBTEDNESS DOCUMENTS. Change its state of incorporation or formation; otherwise amend, modify, supplement, restate, replace, or change any of its Charter Documents, except to the extent such change could not reasonably be expected to adversely effect Administrative Agent or any Lender. Amend, modify, supplement, restate, replace, or change any of the Term Indebtedness Documents, except to the extent such change could not reasonably be expected to materially adversely effect Administrative Agent or any Lender.

         13.12. CAPITAL STRUCTURE; EQUITY SECURITIES. Make any change in the capital structure of any Covered Person which has or is reasonably likely to have a Material Adverse Effect on any Covered Person; or issue or create any stock, membership interest, or other equity interest (or class or series thereof, or non-equity interest that is convertible into stock, membership interests or other equity interest (or class or series thereof), in any Covered Person, except stock, membership interests, or other equity interests (or class or series thereof) that are subordinated in right of payment to all the Loan Obligations in a manner satisfactory to Administrative Agent.

         13.13. CHANGE OF BUSINESS. Engage in any business other than substantially as conducted on the Effective Date; provided that the Borrower or any Covered Person may engage in other businesses so long as the aggregate amount invested (whether via acquisition of assets or stock, loans or advances, or otherwise) by the Borrower and all other Covered Persons in all such businesses after the Effective Date shall not exceed $3,000,000 in the aggregate.

         13.14. CONFLICTING AGREEMENTS. Enter into any agreement, that would, if fully complied with by it, result in a Default or Event of Default either immediately or upon the elapsing of time.

         13.15. SALE AND LEASEBACK TRANSACTIONS. Enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be Transferred by the Borrower or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Borrower or any Subsidiary unless (i) such property is newly acquired or newly constructed property and the Borrower or a Subsidiary shall enter into a lease, as lessee, within 90 days following the acquisition or construction of such property, (ii) the aggregate value of property acquired and sold pursuant to clause (i) hereof shall be less than $2,500,000 in the aggregate in any fiscal year, and (iii) no Default or Event of Default has occurred and is continuing and no Default or Event of Default is reasonably likely to occur as a result of such transaction.

         13.16.   FISCAL YEAR. Change its fiscal year from one ending on January
         31.

         13.17. TRANSACTIONS HAVING A MATERIAL ADVERSE EFFECT ON COVERED PERSON. Enter into any transaction which has or is reasonably likely to have a Material Adverse Effect on any Covered Person; or enter into any transaction, or take or contemplate taking any other action, or omit or contemplate omitting to take any action, which any Responsible Officer knows, or reasonably should know is likely to cause a Default or Event of Default hereunder.

         13.18. TRANSACTIONS WITH AFFILIATES. Enter into or be a party to any transaction or arrangement, including the purchase, sale or exchange of property of any kind or the rendering of any service, with any Affiliate (other than a Covered Person), or make any loans or advances to any Affiliate (other than to a Covered Person and otherwise permitted hereunder), except that each Covered Person may engage in such transactions in the ordinary course of business and pursuant to the reasonable requirements of its business and on fair and reasonable terms substantially as favorable to it as those which it could obtain in a comparable arm's-length transaction with a non-Affiliate. No Covered Person may pay any management or other similar fees to any Affiliate that is not a Covered Person. Notwithstanding the foregoing, investments in Affiliates shall be permitted subject to the limitations set forth in Section 13.1.9.

         13.19.   SUBSIDIARIES.

                  13.19.1. Sell or otherwise dispose of, or part with control of, any shares of stock or Indebtedness of any Covered Person (other than Borrower), except, unless there is an Existing Default or a Default or Event of Default is reasonably likely to occur as a result of the subject transaction and subject to the other terms of this Agreement including, without limitation, Section 13.7, (i) to the Borrower or another Covered Person or (ii) that all shares of stock and Indebtedness of any Subsidiary at the time owned by or owed to the Borrower and all other Covered Persons may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Borrower) at the time of sale of the shares of stock and Indebtedness so sold; provided that (A) such sale or other disposition is treated as a Transfer of assets of such Subsidiary and is otherwise permitted by this Agreement, and
                  (B) at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Indebtedness of any other Subsidiary (unless all of the shares of stock and Indebtedness of such other Subsidiary owned, directly or indirectly, by the Borrower and all other Covered Persons are simultaneously being sold as permitted by this Section).

                  13.19.2. Subject to the other terms of this Agreement (although Section 13.7 shall not be applicable to the transactions contemplated by this Section 13.19.2), sell up to forty percent (40%) in the aggregate of the equity in Layne Energy in one or more series of public offerings if: (i) no Default or Event of Default has occurred and is continuing at the time of such sale and no Default or Event of Default occurs or is reasonably likely to occur from such sale, (ii) for each of the two fiscal quarters prior to such sale, the ratio in Section 14.3 is less than 2.25:1.00 with such calculation being made as if Layne Energy was not a Subsidiary for such periods and therefore excluded from such calculation; (iii) Layne Energy promptly following formation is a Guarantor and remains a Guarantor, but, following any such initial public offering, only to the extent of Layne Energy's Indebtedness to all Covered Persons taken as a whole; and (iv) if Borrower chooses to repay Indebtedness (such choice to be in Borrower's discretion) with the net proceeds of any such initial public offering, then Borrower shall repay the Loan Obligations and the Term Indebtedness on a pro rata basis (unless the holders of the Term Indebtedness decline such offer as set forth in the Term Indebtedness Documents, in which case such proceeds shall be used solely to repay the Loan Obligations), provided, however, the first $5,000,000 of any such net proceeds of an initial public offering may be used solely to repay the Loan Obligations.

         13.20. MOST FAVORED LENDER. Enter into, assume or otherwise be bound or obligated under any agreement creating or evidencing Indebtedness in excess of $500,000 containing one or more Additional Covenants or Additional Defaults, without the prior written consent of the Required Lenders; provided, however, in the event the Borrower or any other Covered Person shall enter into, assume or otherwise become bound by or obligated under any such agreement without the prior written consent of the Required Lenders, the terms of this Agreement shall, without any further action on the part of the Borrower and each other Covered Person or any Lender or the Administrative Agent, be deemed to be amended automatically to include each Additional Covenant and each Additional Default contained in such agreement. The Company further covenants to promptly execute and deliver at its expense (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) an amendment to this Agreement in form and substance satisfactory to the Required Lenders evidencing the amendment of this Agreement to include such Additional Covenants and Additional Defaults, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this Section, but shall merely be for the convenience of the parties hereto. Notwithstanding the foregoing, the Term Indebtedness Documents as they exist on the Effective Date are not implicated by this Section.

14. FINANCIAL COVENANTS.

         14.1. SPECIAL DEFINITIONS. As used in this Section 14 and elsewhere herein, the following capitalized terms have the following meanings:

         EBITDA shall mean, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated Net Income of such Person for such period determined in accordance with GAAP, minus
         (b) the sum of (i) income tax benefits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated Net Income, in each case to the extent included in the calculation of consolidated Net Income of such Person for such period in accordance with GAAP, but without duplication, plus
         (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization but excluding insurance expense) for such period, (v) amortized debt discount for such period, (vi) any aggregate net loss (but not any aggregate net gains) during such period arising from the sale, exchange or other disposition of capital assets by such Person, and (vii) the amount of any deduction to consolidated Net Income as the result of any grant to any members of the management of such Person of any stock, in each case to the extent included in the calculation of consolidated Net Income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated Net Income of a
         Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Covered Person of, or was merged or consolidated into, such Person or any of such Person's Covered Persons;
         (2) equity earnings of other Persons accounted for on an equity basis, except to the extent received, on a consolidated basis, as cash dividends or distributions; (3) equity losses of other Persons accounted for on an equity basis, except to the extent such losses represent, on a consolidated basis, cash losses; (4) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (5) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (6) any write-up of any asset; (7) any net gain from the collection of the proceeds of life insurance policies; (8) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (9) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, (10) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary, and (11) any income, gain or loss during such period from any discontinued operations or the disposition thereof.

         EBITDAR shall mean, for any Person, for any period, EBITDA plus Rental Expense.

         Fixed Charges means, for any period of calculation, the sum of (i) Rental Expense, (ii) Interest Expense, and (iii) all dividends, distributions and redemptions with respect to any equity interests in Borrower made in such period.

         Intangibles means and includes, but is not limited to, at any date, general intangibles; software developed in-house or purchased, licensed or leased; accounts receivable and advances due from officers, directors, employees, stockholders, members, and owners; licenses; good will; prepaid expenses; escrow deposits; covenants not to compete; the excess of cost over book value of acquired assets; franchise fees; organizational costs; finance reserves held for recourse obligations; capitalized research and development costs; the capitalized cost of patents, trademarks, service marks and copyrights net of amortization; and other intangible assets.

         Interest Expense means for any period of calculation, the sum of any interest and prepayment charges (except (i) any prepayment fees and deferred charges associated with the Term Indebtedness Documents, and
         (ii) the prepayment fees and deferred charges of the Existing Indebtedness), if any, including without limitation, all net amounts payable (or receivable) under Hedge Obligations and all imputed interest in respect of Capitalized Lease Obligations paid or payable by the Borrower and all other Covered Persons, during such period consolidated or combined in accordance with GAAP.

         Margined Assets means for any period of calculation, with respect to the Borrower and all other Covered Persons on a consolidated basis the sum of (i) 100% of cash and cash equivalents, plus (ii) 80% of customer accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts after deducting all reserves for bad debts and other reserves applicable thereto, plus (iii) 50% of inventories after deducting all reserves for obsolete inventory, out-of-specification inventory and other reserves applicable thereto, plus (iv) 50% of the book value of property, plant and equipment after deducting all depreciation, amortization and reserves applicable thereto.

         Net Income means, for any computation period, with respect to the Borrower and all other Covered Persons on a consolidated basis (other than any Subsidiary which is restricted from declaring or paying dividends or otherwise advancing funds to its parent whether by contract or otherwise), cumulative net income earned during such period as determined in accordance with GAAP.

         Net Worth means, as at any time of determination thereof, an amount equal to consolidated stockholders' equity of the Borrower and its Subsidiaries determined in accordance with GAAP (less amounts attributable to redeemable preferred stock and common stock).

         Rental Expense means with reference to any period, the aggregate amount of all payments for rent or additional rent (including all payments for taxes and insurance made directly to the lessor, but excluding payments for maintenance, repairs, alterations, construction, demolition and the like) for which the Borrower and all other Covered Persons are directly or indirectly liable (as lessee or as guarantor or other surety) under all Operating Leases (as defined under GAAP) in effect at any time during such period.

         Senior Indebtedness means Total Funded Indebtedness plus the Letter of Credit Exposure.

         Tangible Net Worth means Net Worth less Intangibles.

         Total Funded Indebtedness means the outstanding principal balance of the Loan Obligations (excluding the Letter of Credit Exposure), other Indebtedness for borrowed money including without limitation the Term Indebtedness, and the initial capitalized cost of assets subject to Capital Leases at the time of calculation; provided, however for clarification the foregoing, for purposes of this definition only does include: (i) Indebtedness secured by any Security Interest (other than Security Interests permitted by Section 13.5.8) existing on property owned subject to such Security Interest, whether or not the Indebtedness secured thereby shall have been assumed; (ii) Indirect Obligations (other than endorsement of negotiable instruments for collection in the ordinary course of business) and other contractual commitments (whether direct or indirect in connection with obligations, stock or dividends of any person) including, without limitation, liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for such Person's account by banks or other financial institutions, but only in respect of and to the extent of payments made under such letters of credit or instruments by the issuers thereof; (iii) mandatory redeemable preferred stock; (iv) Hedge Obligations, (v) unfunded pension liabilities; (vi) preferred stock of Subsidiaries held by third parties; and (vii) the outstanding balance of the purchase price of uncollected Accounts subject at such time to a sale of receivables or other similar transaction, regardless of whether such transaction is effected without recourse or in a manner which would not be reflected on the balance sheet in accordance with GAAP; and provided further, however for clarification, the foregoing, for purposes of this definition only, does not include: items of contingency reserves, accrued insurance expense, minority interest, pension liabilities (other than unfunded pension liabilities), reserves for deferred income taxes, ordinary course trade accounts payable and accrued expenses shown as current liabilities on the Financial Statements; and.

         Upon completion of a Permitted Acquisition, the Target shall be included in each of these covenants contained in this Section 14 only for periods after the completion of any such Permitted Acquisition.

         All other capitalized terms used in this Section 14 shall have their meanings and shall be determined under GAAP.

         Whether or not expressly stated, all of the financial covenants contained in this Section 14 shall be calculated on a consolidated basis for the Borrower and all of its Subsidiaries.

         14.2. MINIMUM FIXED CHARGE COVERAGE. Borrower shall cause the ratio of EBITDAR (plus, for the fiscal quarters ending July 31, 2003, October 31, 2003, January 31, 2004 and April 30, 2004, up to $1,000,000 in
         prepayment fees and deferred charges paid on the Existing Indebtedness), for the most recently ended four fiscal quarters to Fixed Charges for the most recent ended four fiscal quarters, for the fiscal quarters ended on the dates specified below, calculated as of the last day of each such fiscal quarter, to not be less than the ratio specified for such period:

--------------------------------------------------------------------------------
 FOUR FISCAL QUARTER PERIOD ENDED ON OR
MOST RECENTLY BEFORE THE FOLLOWING DATES:    MINIMUM FIXED CHARGE COVERAGE RATIO
--------------------------------------------------------------------------------
the last day of each fiscal quarter (each                 2.00:1.00
January 31, April 30, July 31, and
October 31) beginning with July 31, 2003
--------------------------------------------------------------------------------

         14.3. MAXIMUM RATIO OF TOTAL FUNDED INDEBTEDNESS TO EBITDA. Borrower shall cause the ratio of Total Funded Indebtedness to EBITDA for the most recently ended four fiscal quarters, for the fiscal quarters ended on the dates specified below, calculated as of the last day of each such fiscal quarter, to not be greater than the ratio specified for such period:

-----------------------------------------------------------------------------
 FOUR FISCAL QUARTER PERIOD ENDED ON OR         MAXIMUM RATIO OF TOTAL FUNDED
MOST RECENTLY BEFORE THE FOLLOWING DATES:          INDEBTEDNESS TO EBITDA
-----------------------------------------------------------------------------
July 31, 2003, October 31, 2003, January 31,             3.00:1.00
2004, April 30, 2004, July 31, 2004, October
31, 2004 and January 31, 2005
-----------------------------------------------------------------------------
April 30, 2005 and the last day of each                  2.75:1.00
fiscal quarter thereafter
-----------------------------------------------------------------------------

         14.4. MINIMUM TANGIBLE NET WORTH. Borrower will not permit Tangible Net Worth at any time to be less than $64,158,000 plus the sum of (i) 50% of positive Net Income (without reduction for losses in any period) for the fiscal year ended January 31, 2004 and thereafter semi-annually (on a fiscal year basis) on each July 31 and January 31 thereafter, and
         (ii) 100% of the net proceeds (meaning the net cash proceeds from the sale or issuance of any equity securities, net of all underwriters' discounts and commissions, other marketing and selling expenses) from the issuance and sale of equity securities after the date hereof.

         14.5. MINIMUM ASSET COVERAGE. This Section 14.5 shall be applicable for each fiscal quarter in which the calculation in Section 14.3 is reported on the applicable Compliance Certificate to be greater than or equal to 2.00 to 1.00. Subject to the preceding sentence, Borrower shall cause the ratio of Margined Assets for the most recently ended four fiscal quarters to Senior Indebtedness for the most recent ended four fiscal quarters, for the fiscal quarters ended on the dates specified below, calculated as of the last day of each such fiscal quarter, to not be less than the ratio specified for such period:

-------------------------------------------------------------------------
 FOUR FISCAL QUARTER PERIOD ENDED ON OR
MOST RECENTLY BEFORE THE FOLLOWING DATES:    MINIMUM ASSET COVERAGE RATIO
-------------------------------------------------------------------------
the last day of each fiscal quarter                  1.00:1.00
(each January 31, April 30, July 31 and
October 31) beginning with July 31, 2003
-------------------------------------------------------------------------

15. DEFAULT.

         15.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an event of default (an Event of Default) under this
         Agreement:

                  15.1.1. FAILURE TO PAY PRINCIPAL OR INTEREST. Failure of Borrower to pay any principal of the Loans or interest accrued thereon when due, or failure of Borrower to pay any of the other Loan Obligations on or within three (3) days of becoming due.

                  15.1.2. FAILURE TO PAY AMOUNTS OWED TO OTHER PERSONS. Failure of any Covered Person (i) to make any payment due on Indebtedness for borrowed money of such Covered Person over $1,000,000 to Persons (other than Lenders under the Loan Documents), which in either case continues unwaived beyond any applicable grace period specified in the documents evidencing such Indebtedness, or (ii) to pay any other Indebtedness (other than Indebtedness described in clause (i)) over $1,000,000 in the aggregate if the holder of such Indebtedness commences any legal action against such Covered Person; provided, however, that the foregoing Events of Default alone described in clauses (i) and (ii) shall not constitute an Event of Default to the extent such Indebtedness is being contested in good faith by such Covered Person and such Covered Person makes adequate reserves therefor under GAAP.

                  15.1.3. REPRESENTATIONS OR WARRANTIES. Any of the Representations and Warranties is discovered to have been false in any material respect when made.

                  15.1.4. CERTAIN COVENANTS. Failure of any Covered Person to comply with the covenants in Sections 12.1, 12.11, 12.15, 13, or 14.

                  15.1.5. OTHER COVENANTS. Failure of any Covered Person to comply with of any of the terms or provisions of the Agreement or any of the other Loan Documents applicable to it (other than a failure which constitutes an immediate Event of Default hereunder, or for which some other grace period is specified in any other Section of this 15.1) which is not remedied or waived in writing by Administrative Agent within 30 days after the initial occurrence of such failure.

                  15.1.6. ACCELERATION AND DEFAULT OF OTHER INDEBTEDNESS. Any Obligation (other than a Loan Obligation) of a Covered Person for the repayment of $1,000,000 or more of borrowed money becomes or is declared to be due and payable or required to be prepaid (other than by an originally scheduled prepayment) prior to the original maturity thereof or is in default after the expiration of any cure periods. Any "Default" or "Event of Default" (as such terms are defined in the Term Indebtedness Documents) has occurred and is continuing. Any breach or default by the holder of the Term Indebtedness of the Intercreditor Agreement.

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

                  15.1.7. DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any default or event of default under any agreement to which a Covered Person is a party (other than the Loan Documents), which default or event of default continues unwaived beyond any applicable grace period provided therein and has or is reasonably likely to have a Material Adverse Effect.

                  15.1.8. BANKRUPTCY; INSOLVENCY; ETC. A Covered Person (i) fails to pay, or admits in writing its inability to pay, its debts generally as they become due, or otherwise becomes insolvent (however evidenced); (ii) makes an assignment for the benefit of creditors; (iii) files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of such Covered Person or any substantial part of its property;
                  (iv) commences any proceeding relating to such Covered Person under any reorganization, arrangement, readjustment of debt, dissolution or liquidation Law of any jurisdiction, whether now or hereafter in effect; (v) has commenced against it any such proceeding which remains undismissed for a period of 60 days, or by any act indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for it or of any substantial part of its property, or allows any such receivership or trusteeship to continue undischarged for a period of 60 days; or (vi) takes any action to authorize any of the foregoing.

                  15.1.9. JUDGMENTS; ATTACHMENT; SETTLEMENT; ETC. A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate at any time are outstanding against one or more of the Covered Persons and the same are not, within 30 days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

                  15.1.10. PENSION BENEFIT PLAN TERMINATION, ETC. Any Pension Benefit Plan termination by the PBGC or the appointment by the appropriate United States District Court of a trustee to administer any Pension Benefit Plan or to liquidate any Pension Benefit Plan; or any event which constitutes grounds either for the termination of any Pension Benefit Plan by PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Pension Benefit Plan shall have occurred and be continuing for thirty (30) days after Borrower has notice of any such event; or any voluntary termination of any Pension Benefit Plan which is a DEFINED BENEFIT PENSION PLAN as defined in Section 3(35) of ERISA while such defined benefit pension plan has an ACCUMULATED FUNDING DEFICIENCY, unless Administrative Agent has been notified of such intent to voluntarily terminate such plan and Required Lenders have given their consent and agreed that such event shall not constitute a Default; or the plan administrator of any Pension Benefit Plan applies under
                  Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(1) of the Code and Required Lenders determine that the substantial business hardship upon which the application for such waiver is based could subject any Covered Person or ERISA Affiliate of any Covered Person to a liability in excess of $500,000 which is not reserved for in accordance with GAAP.

                  15.1.11. LIQUIDATION OR DISSOLUTION. A Covered Person files a certificate of dissolution under applicable state Law or is liquidated or dissolved or suspends or terminates the operation of its business, or has commenced against it any action or proceeding for its liquidation or dissolution or the winding up of its business, or takes any corporate action in furtherance thereof, except in connection with the consolidation of such a Covered Person and its assets with another Covered Person and its assets.

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

                  15.1.12. SEIZURE OF ASSETS. The property of any Covered Person is nationalized, expropriated, seized or otherwise appropriated, or custody or control of such property or of any Covered Person shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, unless the same is being contested in good faith by proper proceedings diligently pursued and a stay of enforcement is in effect, and is reasonably likely to have a Material Adverse Effect.

                  15.1.13. RACKETEERING PROCEEDING. There is filed against any Covered Person any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding is not dismissed within 60 days and could result in the confiscation or forfeiture of any material portion of its assets.

                  15.1.14. LOSS TO ASSETS. Any loss, theft, damage or destruction of any item or items of a Covered Person's assets occurs which is reasonably likely to have a Material Adverse Effect.

                  15.1.15. GUARANTY; GUARANTOR. Any Guaranty ceases to be in full force and effect or any action is taken to discontinue or assert the invalidity or unenforceability of any Guaranty or any Guarantor fails to comply with any of the terms or provisions of any Guaranty, or any representation or warranty of any Guarantor therein is discovered to have been false in any material respect when made, or any Guarantor denies that it has any further liability under any Guaranty or gives notice to Lender to such effect.

                  15.1.16. MATERIAL ADVERSE CHANGE. There occurs any action or event or there is a nonoccurrence of any action or event, which has or is reasonably likely to have a Material Adverse Effect.

         15.2. CROSS DEFAULT. An Event of Default under this Agreement will automatically and immediately constitute a default under all other Loan Documents without regard to any requirement therein for the giving of notice or the passing of time.

         15.3.    RIGHTS AND REMEDIES.

                  15.3.1. TERMINATION OF COMMITMENTS. Upon an Event of Default described in Section 15.1.8, the Commitments shall be deemed canceled. Upon any other Event of Default, and at any time thereafter, Required Lenders may cancel the Commitments. Such cancellation may be, in either case, without presentment, demand or notice of any kind, which Borrower expressly waives.

                  15.3.2.  ACCELERATION. Upon an Event of Default described in
                  Section 15.1.8, all of the outstanding Loan Obligations shall automatically become immediately due and payable. Upon any other Event of Default, and at any time thereafter, Required Lenders may declare all of the outstanding Loan Obligations immediately due and payable. Such acceleration may be, in either case, without presentment, demand or notice of any kind, which Borrower expressly waives.

                  15.3.3. RIGHT OF SETOFF. Upon the occurrence and during the continuation of an Event of Default, each Lender is hereby authorized, without notice to Borrower (any such notice being expressly waived by Borrower), to the fullest extent permitted by law, to set off

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

                  and apply against the Loan Obligations any and all deposits (general or special, time or demand, provisional or final) at any time held, or any other Indebtedness at any time owing by such Lender (or its Affiliate) to or for the credit or the account of Borrower, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Notes or any Guaranty and although such Loan Obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may otherwise have. All amounts received by each Lender on account of the Loan Obligations pursuant to this Section shall be paid over promptly to Administrative Agent for distribution to Lenders as provided in this Agreement and shall be applied as provided in this Agreement.

                  15.3.4. RIGHTS GENERALLY. Upon the occurrence and during the continuation of an Event of Default and acceleration of the Loan Obligations as provided herein, and at any time and from time to time thereafter, Administrative Agent and Lenders may exercise any or all of its rights they may have under the Loan Documents or otherwise available in equity or under any other applicable Law.

                  15.3.5. JOINT AND SEVERAL. Each Obligation and liability to the Letter of Credit Issuer, Administrative Agent and each Lender of Borrower and Guarantors, including, without limitation, the Loan Obligations, are the joint and several obligations of Borrower and Guarantors, and Administrative Agent may proceed directly against Borrower, any Guarantor, all of the foregoing, or any one of the foregoing or any combination of the foregoing, without first proceeding against Borrower, or without joining all Persons liable or potentially liable for any portion of the Loan Obligations in one action.

         15.4. APPLICATION OF FUNDS. Any funds received by Lenders or Administrative Agent for the benefit of Lenders with respect to any Loan Obligation after its Maturity, shall be applied as follows: (i) first, to reimburse Lenders pro-rata for any amounts due to Lenders under Section 18.8; (ii) second, to reimburse to Administrative Agent all unreimbursed costs and expenses paid or incurred by Administrative Agent that are payable or reimbursable by Borrower hereunder; (iii) third, to reimburse to Lenders pro-rata all unreimbursed costs and expenses paid or incurred by Lenders (including costs and expenses incurred by Administrative Agent as a Lender that are not reimbursable as provided in the preceding clause) that are payable or reimbursable by Borrower hereunder; (iv) fourth, to the payment of accrued and unpaid fees due hereunder and all other amounts due hereunder (other than the Loans and interest accrued thereon); (v) fifth, to the payment of the Loans of each of the Lenders and interest accrued thereon (which payments shall be pro rata to each of the Lenders in accordance with the amount of the Loans outstanding) and to the payment (pari passu with the foregoing) of any Rate Hedging Obligations and cash collateral to the Letter of Credit Issuer as collateral for the Letter of Credit Exposure; and (vi) sixth, to the payment of the other Loan Obligations. Any remaining amounts shall be applied to payment of all the Obligations to Administrative Agent. Any further remaining amounts shall be paid to Borrower or such other Persons as shall be legally entitled thereto. Except as expressly provided otherwise herein, Lenders may apply and reverse and reapply, payments to the Loan Obligations in such order and manner as Lenders determine in their absolute discretion.

16. ADMINISTRATIVE AGENT AND LENDERS.

         16.1. APPOINTMENT, POWERS, AND IMMUNITIES. LaSalle is hereby appointed Administrative Agent hereunder and under each of the other Loan Documents. Each Lender hereby irrevocably appoints and authorizes Administrative Agent to act as its agent under this Agreement and the

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

         other Loan Documents with such powers and discretion as are specifically delegated to Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Administrative Agent (which term as used in this sentence and in Section 16.5 and the first sentence of
         Section 16.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender;
         (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Covered Person or any other Person to perform any of its obligations thereunder or the validity; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Covered Person or the satisfaction of any condition or to inspect the property (including the books and records) of any Covered Person or any of its Subsidiaries or affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         16.2. RELIANCE BY ADMINISTRATIVE AGENT. Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Covered Person), independent accountants, and other experts selected by Administrative Agent. Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 18.4 hereof. As to any matters not expressly provided for by this Agreement, Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that Administrative Agent shall not be required to take any action that exposes Administrative Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         16.3. EMPLOYMENT OF AGENTS AND COUNSEL. Administrative Agent may execute any of its duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be liable to any Lender, except with respect to money or securities received by it or such agents or attorneys-in-fact, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and shall not be liable to any Lender for acting or failing to act based as advised by such counsel, except where doing so violates an express obligation of Administrative Agent under the Loan Documents.

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

         16.4. DEFAULTS. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless Administrative Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a Notice of Default. In the event that Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, Administrative Agent shall give notice thereof to the Lenders. Administrative Agent shall (subject to Section
         16.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         16.5. RIGHTS AS LENDER. With respect to its Commitment and the Loans made by it, LaSalle (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the term Lender or Lenders shall, unless the context otherwise indicates, include Administrative Agent in its individual capacity. LaSalle (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Covered Person or any of its Subsidiaries or Affiliates as if it were not acting as Administrative Agent, and LaSalle (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from any Covered Person or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders. The Lenders acknowledge that, pursuant to such activities, Administrative Agent or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliates) and acknowledge that Administrative Agent shall be under no obligation to provide such information to the Lenders.

         16.6. INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, Lenders agree to reimburse and indemnify Administrative Agent upon demand (to the extent not reimbursed under Section 18.7, but without limiting the obligations of Borrower under
         Section 18.7) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Administrative Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by Administrative Agent under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for its ratable share of any costs or expenses payable by Borrower under Section 18.7, to the extent that Administrative Agent is not promptly reimbursed for such costs and expenses by Borrower. The agreements contained in this Section shall survive payment in full of the Loans and all other amounts payable under this Agreement.

         16.7. NOTIFICATION OF LENDERS. Each Lender agrees to use its good faith efforts, upon becoming aware of anything which has or is reasonably likely to have a Material Adverse Effect on any Covered Person, to promptly notify Administrative Agent thereof. Administrative Agent shall promptly deliver to each Lender copies of every written notice, demand, report (including any financial report), or other writing which Administrative Agent gives to or receives from Borrower and which itself (a) constitutes, or which contains information about, something that has or is reasonably likely to have a Material Adverse Effect on any Covered Person, or (b) is otherwise delivered to Administrative Agent by Borrower pursuant to the Loan Documents and is deemed material information by Administrative Agent in its sole discretion. Administrative Agent and its directors, officers, agents, and employees shall have no liability to any Lender for failure to deliver any such item to such Lender unless the failure constitutes gross negligence or willful misconduct.

         16.8. NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender acknowledges that Administrative Agent has not made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any review of the affairs of Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by Administrative Agent to any Lender. Each Lender agrees that it has, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Covered Persons and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to Lenders by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Covered Person or any of its Subsidiaries or Affiliates that may come into the possession of Administrative Agent or any of its Affiliates.

         16.9. RESIGNATION. Administrative Agent may resign at any time by giving notice thereof to the Lenders and Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent which appointment shall be subject to the consent (which consent will not be unreasonably withheld or delayed) of Borrower so long as there is no Existing Default. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty
         (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. If no successor has accepted appointment as Administrative Agent within thirty (30) days after the date on which Administrative Agent first attempts to appoint a successor Administrative Agent, the resigning Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor which accepts such appointment. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
         Section 16.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         16.10. COLLECTIONS AND DISTRIBUTIONS TO LENDERS BY ADMINISTRATIVE AGENT. Except as otherwise provided in this Agreement, including, without limitation, with respect to the Swingline

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

         Loan, all payments of interest, fees, principal and other amounts received by Administrative Agent for the account of Lenders shall be distributed by Administrative Agent to Lenders in accordance with their pro-rata shares of the outstanding Loan Obligations at the time of such distribution (or entirely to Administrative Agent in the case of payments of interest, fees or principal with respect to the Swingline
         Loan) on the same Business Day when received, unless received after 12:00 noon (Local Time) in which case they shall be so distributed by 12:00 noon (Local Time) on the next Business Day. All amounts received by any Lender on account of the Loan Obligations, including amounts received by way of setoff, shall be paid over promptly to Administrative Agent for distribution to Lenders as provided above in this Section. Such distributions shall be made according to instructions that each Lender may give to Administrative Agent from time to time. Unless there is an Existing Default (in which case the Lenders may apply payments as they determine in their discretion), payments received shall be applied (after application to the Swingline Loan to reduce it to zero), first to reduce any Base Rate Loans included in the Aggregate Revolving Loan owing to each Lender, and then to any Eurodollar Loans included in the Aggregate Revolving Loan owing to each Lender.

17. CHANGE IN CIRCUMSTANCES.

         17.1.    COMPENSATION FOR INCREASED COSTS AND REDUCED RETURNS.

                  17.1.1. LAW CHANGES OR TAX IMPOSITIONS. If, after the Effective Date, the adoption of any applicable Law or any change in any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

                           (i) subjects such Lender (or its Applicable Lending Office) to any Tax with respect to any Eurodollar Loans or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement in respect of any Eurodollar Loans (other than Taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                           (ii) imposes, modifies, or deems applicable any reserve, special deposit, assessment or similar requirement (other than the reserve requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

                           (iii) imposes on such Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London Interbank market any other condition affecting this Agreement, its Commitments or its Note or any of such extensions of credit or liabilities or commitments;

                  and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or any of its Notes with respect to any Loans, then

                  Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this Section 17.1.1, Borrower may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender to make or continue Loans of the type with respect to which such compensation is requested, or to convert Loans of any other type into Loans of such type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 17.5 shall be applicable); provided, however, that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                  17.1.2. CAPITAL ADEQUACY. If, after the Effective Date, any Lender shall have determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  17.1.3. NOTICE TO BORROWER. Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 17.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 17.1 shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         17.2. MARKET FAILURE. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

                  (i) Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (ii) the Required Lenders determine (which determination shall be conclusive) and notify Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

         then Administrative Agent shall give Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, continue Eurodollar Loans, or to convert Eurodollar Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans either

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         prepay such Loans or convert such Loans into Base Rate Loans in accordance with the terms of this Agreement.

         17.3. ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make, continue Eurodollar Loans or convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 17.5 shall be applicable).

         17.4. COMPENSATION. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                  (i) any payment, prepayment, or conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to the terms hereof) on a date other than the last day of the Interest Period for such Eurodollar Loan; or

                  (ii) any failure by Borrower for any reason to borrow, convert, continue, or prepay a Eurodollar Loan on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or conversion under this Agreement.

         If a Lender claims compensation under this Section 17.4, such Lender shall furnish a certificate to Borrower that states the amount to be paid to it hereunder and includes a description of the method used by such Lender in calculating such amount. Borrower shall have the burden of proving that the amount of any such compensation calculated by a Lender is not correct. Any compensation payable by Borrower to a Lender under this Section 17.4 shall be payable without regard to whether such Lender has funded its pro-rata share of any Eurodollar Advance or Eurodollar Loan through the purchase of deposits in an amount or of a maturity corresponding to the deposits used as a reference in determining the Eurodollar Rate.

         17.5. TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make a Eurodollar Loans or to continue any Eurodollar Loans, or to convert any Base Rate Loan into a Eurodollar Loan shall be suspended pursuant to Section 17.1, 17.2, or 17.3 (such Loans being herein called Affected Loans), such Lender's Affected Loans shall be automatically and immediately converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a conversion required by Section 17.3, on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 17.1, 17.2, or 17.3 that gave rise to such conversion no longer exist:

                  (i) to the extent that such Lender's Affected Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall continue to be made and applied as provided for herein; and

                  (ii) all Loans that would otherwise be made or continued by such Lender as Eurodollar Loans shall be made or continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be converted into Eurodollar Loans shall be converted instead into (or shall remain as) Base Rate Loans.

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

         If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in Section 17.1, 17.2, or 17.3 hereof that gave rise to the conversion of such Lender's Affected Loans pursuant to this Section 17.5 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the type of the Affected Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the type of the Affected Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the type of the Affected Loans and by such Lender are held pro rata (as to principal amounts, type of interest, and Interest Periods) in accordance with their respective Commitments.

         17.6.    TAXES.

                  17.6.1. GROSS-UP. Any and all payments by Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all Taxes, whether imposed now or in the future, excluding, in the case of each Lender and the Administrative Agent, Taxes imposed on its income, and franchise Taxes imposed on it, by the jurisdiction under the Laws of which such Lender (or its Applicable Lending Office) or the Administrative Agent (as the case may be) is organized or any political subdivision thereof. If Borrower is required by Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Administrative Agent, (i) the sum payable will be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this
                  Section 17.6) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) Borrower shall furnish to Administrative Agent, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof. In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as Impositions). Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Impositions (including, without limitation, any Taxes or Impositions imposed or asserted by any jurisdiction on amounts payable under this Section 17.6) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Within 30 days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of the receipt evidencing such payment.

                  17.6.2.  LENDERS' UNDERTAKINGS.

                           (i) Each Lender organized under the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or

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                           Administrative Agent (but only so long as such Lender
                           remains lawfully able to do so), shall provide Borrower and Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding Tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any Governmental Authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of Tax on payments pursuant to this Agreement or any of the other Loan Documents. For any period with respect to which a Lender has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to this Section 17.6.2 (unless such failure is due to a change in treaty or Law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under
                           Section 17.6.1 with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                           (ii) If Borrower is required to pay additional amounts to or for the account of any Lender or Administrative Agent pursuant to this Section, then such Lender or the Administrative Agent will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender or the Administrative Agent, as the case may be, is not otherwise disadvantageous to such Lender or the Administrative Agent, as the case may be.

                  17.6.3. SURVIVAL OF BORROWER'S OBLIGATIONS. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this
                  Section 17.6 shall survive the termination of the Commitments, the expiration of the Letters of Credit, the indefeasible full payment and satisfaction of all of the Loan Obligations.

         17.7.    USURY. Notwithstanding any provisions to the contrary in
         Section 4 or elsewhere in any of the Loan Documents, Borrower shall not be obligated to pay interest at a rate which exceeds the maximum rate permitted by Law. If, but for this Section 17.7, Borrower would be deemed obligated to pay interest at a rate which exceeds the maximum rate permitted by Law, or if any of the Loan Obligations is paid or becomes payable before its originally scheduled Maturity and as a result Borrower has paid or would be obligated to pay interest at such an excessive rate, then (i) Borrower shall not be obligated to pay interest to the extent it exceeds the interest that would be payable at the maximum rate permitted by Law; (ii) if the outstanding Loan Obligations have not been accelerated as provided in Section 15.3.2, any such excess interest that has been paid by Borrower shall be refunded; (iii) if the outstanding Loan Obligations have been accelerated as provided in Section 15.3.2, any such excess that has been paid by Borrower shall be applied to the

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

         Loan Obligations as provided in Section 15.4; and (iv) the effective rate of interest shall be deemed automatically reduced to the maximum rate permitted by Law.

18. GENERAL.

         18.1. LENDERS' RIGHT TO CURE. Required Lenders may from time to time, in their absolute discretion, for Borrower's account and at Borrower's expense, pay (or, with the consent of Required Lenders, make a Revolving Loan Advance to pay) any amount or do any act required of Borrower hereunder or requested by Administrative Agent or Required Lenders to preserve, protect, maintain or enforce the Loan Obligations, which Borrower is required to pay or do, but fails to pay or do, including payment of any judgment against Borrower, insurance premium, taxes or assessments, warehouse charge, finishing or processing charge, landlord's claim, and any other Security Interest upon or with respect to its assets. All payments that Lenders make pursuant to this Section and all out-of-pocket costs and expenses that Lenders pay or incur in connection with any action taken by them hereunder shall be a part of the Loan Obligations. Any payment made or other action taken by Lenders pursuant to this Section shall be without prejudice to any right to assert an Event of Default hereunder and to pursue Lender's other rights and remedies with respect thereto. Administrative Agent agrees that so long as there is no Existing Default, Administrative Agent will use its reasonable efforts to give notice to Borrower prior to taking any of the actions described in this Section 18.1; provided, however, that Administrative Agent shall have no liability for failure to give any such notice, unless such failure is intentional.

         18.2. RIGHTS NOT EXCLUSIVE. Every right granted to Administrative Agent and Lenders hereunder or under any other Loan Document or allowed to it at law or in equity shall be deemed cumulative and may be exercised from time to time.

         18.3. SURVIVAL OF AGREEMENTS. All covenants and agreements made herein and in the other Loan Documents shall survive the execution and delivery of this Agreement, the Notes and other Loan Documents and the making of every Advance. All agreements, obligations and liabilities of Borrower under this Agreement concerning the payment of money to Administrative Agent and Lenders, including Borrower's obligations under Sections 18.7 and 18.8, but excluding the obligation to repay the Loans and interest accrued thereon, shall survive the repayment in full of the Loans and interest accrued thereon, whether or not indefeasible, the return of the Notes to Borrower, the termination of the Commitments and the expiration of all Letters of Credit.

         18.4.    ASSIGNMENTS.

                  18.4.1. PERMITTED ASSIGNMENTS. At any time after the Execution Date, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Notes payable to it, its Commitments and its Loans), provided that the terms of assignment satisfy the following requirements:

                           18.4.1.1. Administrative Agent shall have accepted the assignment, which acceptance shall not be unreasonably withheld.

                           18.4.1.2. Each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement.

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

                           18.4.1.3. For each assignment involving the issuance and transfer of Notes, the assigning Lender shall execute an Assignment and Acceptance in the form attached hereto as Exhibit 18.4.1 together with any Note subject to such assignment and a processing fee of $3,500 payable by assigning Lender.

                           18.4.1.4. The minimum Commitment which shall be assigned (which shall include the applicable portion of the assigning Lender's Revolving Loan Commitment, and Letter of Credit Commitment (and in the case of Administrative Agent, the Swingline Commitment)) is $4,000,000 or such lesser amount which constitutes such Lender's entire Commitment; provided, however, that no such minimum shall apply between a Lender and its Affiliates, or between one Lender and another Lender or an assignment of all of a Lender's rights and obligations under this Agreement.

                           18.4.1.5. The assignee shall have an office located in the United States and is otherwise an Eligible Assignee.

                           18.4.1.6. If there is no Existing Default as of the date of such assignment, Borrower shall have consented to the assignment, which consent shall not be unreasonably withheld or delayed.

                  18.4.2. CONSEQUENCES AND EFFECT OF ASSIGNMENTS. From and after the effective date specified in any Assignment and Acceptance, the assignee shall be deemed and treated as a party to this Agreement and, to the extent that rights and obligations hereunder and under the Notes held by the assignor have been assigned or negotiated to the assignee pursuant to such Assignment and Acceptance, to have the rights and obligations of a Lender hereunder as fully as if such assignee had been named as a Lender in this Agreement and of a holder of such Notes, and the assignor shall, to the extent that rights and obligations hereunder or under such Notes have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its future obligations under this Agreement. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to the exemption from deduction or withholding of Taxes in accordance with Section 17.6.

                  18.4.3. AGREEMENTS UPON ASSIGNMENT. By executing and delivering an Assignment and Acceptance, the assignor thereunder and the assignee confirm to and agree with each other and the other parties hereto substantially as follows:
                  (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse;
                  (ii) such assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Covered Person or the performance or observance by any Covered Person of any of its Loan Obligations; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the Financial Statements and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Administrative Agent, such assignor, or any other Lender, and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan

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

                  Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and a holder of a Note.

                  18.4.4. REGISTER. Administrative Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of and principal amount of Loans owing to, each Lender from time to time (the Register). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit 18.4.1 hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                  18.4.5. NOTICE TO BORROWER OF ASSIGNMENT. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, if Administrative Agent accepts the assignment contemplated thereby, Administrative Agent shall give prompt notice thereof to Borrower. Borrower shall execute and deliver replacement Notes to the assignor and assignee as requested by Administrative Agent and necessary to give effect to the assignment. If Borrower fails or refuses to execute and deliver such replacement Notes, Administrative Agent may, as agent and attorney-in-fact for Borrower, execute and deliver such replacement Notes on behalf of Borrower. Borrower hereby appoints Administrative Agent as its agent and attorney-in-fact for such purpose and acknowledges that such power is coupled with an interest and therefore irrevocable. Administrative Agent shall not have any liability to Borrower or anyone else, including any Lender, as a consequence of exercising such power in any instance.

                  18.4.6. ASSIGNMENT TO FEDERAL RESERVE BANK. Notwithstanding any other provision set forth in this Agreement, without consent of Borrower or Administrative Agent, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         18.5. SALE OF PARTICIPATIONS. Each Lender may sell participations to one or more Persons (other than Borrower or an Affiliate of Borrower) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Section 17 and the right of setoff contained in Section 15.3.3, (iv) the amount of the participation shall be in a minimum amount of $5,000,000 or such lesser amount which constitutes such Lender's entire Commitment, provided, however, that no such minimum amount shall apply to participations between any of Lenders or between any Lender and any of its

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

         Affiliates; and (v) Borrower, the other Lenders and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to its Loans, its Notes and its funding of Advances and to approve any amendment, modification, or waiver of any provision of this Agreement, provided, however, that the approval of a participant of a Lender may be required only for amendments, modifications, or waivers that (a) forgive the amount of principal of the Loans, (b) reduce the Eurodollar Margin or the Base Rate Margin or reduce the Revolving Loan Unused Fee, or (c) extend the Revolving Loan Maturity Date. The Lender selling a participation shall, within two (2) Business Days of its effectiveness, provide written notice of such event to the Administrative Agent. Notwithstanding the foregoing provisions of this Section, the sale of any such participations which require Borrower to file a registration statement with the SEC or under the securities Laws of any state shall not be permitted.

         18.6. INFORMATION; CONFIDENTIALITY. Administrative Agent and each Lender agrees that it will not disclose to third Persons any information that it obtains about Borrower or its operations or finances that are designated by Borrower in writing as confidential or that Borrower has advised Administrative Agent and Lenders in writing constitutes non-public information. Administrative Agent and Lenders may, however, disclose such information to each other, to assignees and participants (including prospective assignees and participants) and to all of their respective officers, attorneys, auditors, accountants, bank examiners, agents and representatives who have a need to know such information in connection with the administration, interpretation or enforcement of the Loan Documents or the lending and collection activity contemplated therein or to the extent required by Law or a Governmental Authority. Administrative Agent and Lenders shall advise such Persons that such information is to be treated as confidential. Administrative Agent and any Lender may also disclose such information in any documents that it files in any legal proceeding to pursue, enforce or preserve its rights under the Loan Documents to the extent that its counsel advises in writing that such disclosure is reasonably necessary. Administrative Agent's and Lenders' non-disclosure obligation shall not apply to any information that (i) is disclosed to Administrative Agent or any Lender by a third Person not affiliated with or employed by Borrower who does not have a commensurate duty of non-disclosure, or (ii) becomes publicly known other than as a result of disclosure by Administrative Agent or a Lender.

         Borrower agrees and shall cause each other Covered Person to agree that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of LaSalle Bank National Association or its affiliates or referring to this Agreement, the other Loan Documents without at least 2 Business Days' prior notice to Administrative Agent and without the prior written consent of LaSalle Bank National Association unless (and only to the extent that) Borrower or such other Covered Person or Affiliate is required to do so under law (including, without limitation, all rules and regulations promulgated by the Securities and Exchange Commission) and then, in any event, Borrower or such other Covered Person or Affiliate will consult with Administrative Agent before issuing such press release or other public disclosure. Borrower consents, and shall cause each other Covered Person to consent, to the publication by Administrative Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Administrative Agent and each Lender reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

         Notwithstanding anything herein to the contrary, "information" shall not include, and the Administrative Agent and each Lender may disclose to any and all Persons, without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case,

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         within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

         18.7. PAYMENT OF EXPENSES. Borrower agrees to pay or reimburse to Administrative Agent all of Administrative Agent's out-of-pocket costs incurred in connection with Administrative Agent's due diligence review before execution of the Loan Documents; the negotiation and preparation of proposals, a commitment letter and the Loan Documents; the syndication of the Loans; the administration of this Agreement, the Loan Documents and the Loans; the interpretation of any of the Loan Documents; any amendment of or supplementation to any of the Loan Documents; and any waiver, consent, enforcement, or forbearance with respect to any Default or Event of Default. Borrower agrees to pay or reimburse to Administrative Agent and each Lender all of Administrative Agent's and such Lender's out-of-pocket costs incurred in connection with the enforcement of such Lender's rights and remedies under the Loan Documents after the occurrence and during the continuation of an Event of Default. Administrative Agent's out-of-pocket costs may include but are not limited to the following, to the extent they are actually paid or incurred by Administrative Agent: title insurance fees and premiums; the cost of searches for Security Interests existing against Covered Persons; recording and filing fees; appraisal fees; environmental consultant fees; litigation costs; and all attorneys' and paralegals' expenses and reasonable fees. Each Lender's out-of-pocket costs may include but are not limited to the following, to the extent they are actually paid or incurred by a Lender: litigation costs and all attorneys' and paralegals' expenses and reasonable fees. Attorneys' and paralegals' expenses may include but are not limited to filing charges; telephone, data transmission, facsimile and other communication costs; courier and other delivery charges; and photocopying charges. Litigation costs may include but are not limited to filing fees, deposition costs, expert witness fees, expenses of service of process, and other such costs paid or incurred in any administrative, arbitration, or court proceedings involving a Lender and any Covered Person, including proceedings under the Federal Bankruptcy Code. All costs which Borrower is obligated to pay or reimburse Administrative Agent or the Lenders are Loan Obligations payable to Administrative Agent or Lender, as applicable, and are payable on demand by Administrative Agent or such Lender.

         18.8.    GENERAL INDEMNITY.

                  18.8.1. Borrower agrees to indemnify and hold harmless Administrative Agent, the Letter of Credit Issuer, LaSalle (as issuer of the Existing LCs) and each Lender and each of their Affiliates and their respective officers, directors, employees, agents, and advisors (each, an Indemnified Party) from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, the Acquisition Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Loans, or the manufacture, storage, transportation, release or disposal of any Hazardous Material on, from, over or affecting any of its assets or any of the assets,

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                  properties, or operations of any Covered Person or any
                  predecessor in interest, directly or indirectly, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 18.8 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Borrower agrees not to assert any claim against Administrative Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, the Acquisition Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Loans. Borrower shall pay, indemnify and hold harmless the Indemnified Parties for, from and against, and shall promptly reimburse the Indemnified Parties for, any and all claims, damages, liabilities, losses, costs and expenses (including reasonable attorneys' fees and expenses and amounts paid in settlement) incurred, paid or sustained by the Indemnified Parties, arising out of or relating to the Acquisition Documents.

                  18.8.2. The obligations of Borrower under this Section 18.8 shall survive the termination of the Commitments, the expiration of the Letters of Credit, and the indefeasible full payment and satisfaction of all of the Loan Obligations.

                  18.8.3. To the extent that any of the indemnities required from Borrower under this Section are unenforceable because they violate any Law or public policy, Borrower shall pay the maximum amount which it is permitted to pay under applicable Law.

         18.9. LETTERS OF CREDIT. Borrower assumes all risks of the acts or omissions of any beneficiary of any of the Letters of Credit. Neither Administrative Agent nor any of its directors, officers, employees, agents, or representatives shall be liable or responsible for: (a) the use which may be made of any of the Letters of Credit or for any acts or omissions of beneficiary in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by Administrative Agent against presentation of documents which, on their face, appear to comply with the terms of any Letter of Credit, even though such documents may fail to bear any reference or adequate reference to any such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit in connection with which Administrative Agent would, pursuant to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (as amended from time to time), be absolved from liability. In furtherance and not in limitation of the foregoing, Letter of Credit Issuer (or LaSalle in the case of Existing LCs)may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         18.10. CHANGES IN ACCOUNTING PRINCIPLES. If any Covered Person, at the end of its fiscal year and with the concurrence of its independent certified public accountants, changes the method of valuing the inventory of such Covered Person, or if any other changes in accounting principles from those used in the preparation of any of the Financial Statements are required by or result from the promulgation of principles, rules, regulations, guidelines, pronouncements or opinions

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         by the Financial Accounting Standards Board or the American Institute
         of Certified Public Accountants (or successors thereto or bodies with similar functions), and any of such changes result in a change in the method of calculation of, or affect the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of such Covered Person shall be the same after such changes as if such changes had not been made; provided, however, that until such changes are made, all financial covenants herein and all the provisions hereof which contemplate financial calculation hereunder shall remain in full force and effect.

         18.11. LOAN RECORDS. The date and amount of all Advances to Borrower and payments of amounts due from Borrower under the Loan Documents will be recorded in the records that Administrative Agent normally maintains for such types of transactions. The failure to record, or any error in recording, any of the foregoing shall not, however, affect the obligation of Borrower to repay the Loans and other amounts payable under the Loan Documents. Borrower shall have the burden of proving that such records are not correct. Borrower agrees that Administrative Agent's and any Lender's books and records showing the Loan Obligations and the transactions pursuant to this Agreement shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Loan Obligation is also evidenced by a promissory note or other instrument. Administrative Agent will provide to Borrower a monthly statement of Advances, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate and binding on Borrower and an account stated (except for reversals and reapplications of payments as provided in Section 6.7 and corrections of errors discovered by Administrative Agent or a Lender), unless Borrower notifies Administrative Agent in writing to the contrary within 45 days after such statement is rendered. In the event a timely written notice of objections is given by Borrower, only the items to which exception is expressly made will be considered to be disputed by Borrower.

         18.12. OTHER SECURITY AND GUARANTIES. Administrative Agent or any Lender may, in each case, for the benefit of all other Lenders, without notice or demand and without affecting Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral for the payment of all or any part of the Loan Obligations and exchange, enforce and release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Loan Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Security Interest in any other collateral as security for the payment of all or any part of the Loan Obligations, or any other Person in any way obligated to pay all or any part of the Loan Obligations.

         18.13. LOAN OBLIGATIONS PAYABLE IN DOLLARS. All Loan Obligations that are payable in Dollars under the terms of the Loan Documents shall be payable only in Dollars. If, however, to obtain a judgment in any court it is necessary to convert a Loan Obligation payable in Dollars into another currency, the rate of exchange used shall be that at which Administrative Agent, using its customary procedures, could purchase Dollars with such other currency in New York, New York on the Business Day immediately preceding the day on which such judgment is rendered. If any sum in another currency is paid to a Lender or received by a Lender and applied to a Loan Obligation payable in Dollars, such Loan Obligation shall be deemed paid and discharged only to the extent of the amount of Dollars that Administrative Agent, using its customary procedures, is able to purchase in New York, New York with such sum on the Business Day immediately following receipt thereof. Borrower agrees to indemnify each Lender against any loss in Dollars

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         that it may incur on such Loan Obligation as a result of such payment or receipt and application to such Loan Obligation.

19. MISCELLANEOUS.

         19.1. NOTICES. All notices, consents, requests and demands to or upon the respective parties hereto shall be in writing, and shall be deemed to have been given or made when delivered in person to those Persons listed on the signature pages hereof or when deposited in the United States mail, postage prepaid, or the overnight courier services, when delivered to the overnight courier service, or in the case of telecopy notice, when sent, verification received, in each case addressed as set forth on the signature pages hereof, or such other address as either party may designate by notice to the other in accordance with the terms of this Section. No notice given to or demand made on Borrower by Administrative Agent or any Lender in any instance shall entitle Borrower to notice or demand in any other instance.

         19.2. AMENDMENTS AND MODIFICATIONS; WAIVERS AND CONSENTS. Unless otherwise provided herein, no amendment to or modification of any provision of this Agreement, or of any of the other Loan Documents shall be effective unless it is in writing and signed by authorized officers of Borrower and Required Lenders. Unless otherwise provided herein, no waiver of, or consent to any departure by Borrower from, the requirements of any provision of this Agreement or any of the other Loan Documents shall be effective unless it is in writing and signed by authorized officers of Required Lenders. Any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. The foregoing provisions of this Section notwithstanding, no such amendment, modification or consent or waiver shall, unless signed by authorized officers of Administrative Agent, Borrower and of all Lenders: (i) reduce or forgive the repayment of principal of any Advance or the reimbursement of any draw on a Letter of Credit, (ii) reduce the Eurodollar Margin or the Base Rate Margin or reduce the Revolving Loan Unused Fee except as contemplated herein; (iii) extend the Revolving Loan Maturity Date,
         (iv) change the provisions of Section 16 to the detriment of any Lender, (v) change the definition of Required Lenders herein, (vi) change the provisions of this Section, (vii) change any provisions of this Agreement requiring ratable distributions to Lenders, and (viii) increase the Dollar Amount of the Letter of Credit Commitment. In addition, the Dollar amount of the Revolving Loan Commitment of any Lender may not be increased without the consent of such Lender and the Borrower and Administrative Agent. No failure by Administrative Agent or any Lender to exercise, and no delay by Administrative Agent or any Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Administrative Agent or any Lender of any right, remedy, power or privilege hereunder preclude any other exercise thereof, or the exercise of any other right, remedy, power or privilege existing under any Law or otherwise.

         19.3. RIGHTS CUMULATIVE. Each of the rights and remedies of Administrative Agent and Lenders under this Agreement shall be in addition to all of its other rights and remedies under applicable Law, and nothing in this Agreement shall be construed as limiting any such rights or remedies.

         19.4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and all future holders of the Notes and their respective successors and assigns, except that Borrower may not assign, delegate or transfer any of its rights or obligations under this Agreement without the prior written consent of Administrative Agent and all Lenders. With respect to Borrower's successors and assigns, such successors and assigns shall include any receiver, trustee or debtor-in-possession of or for Borrower.

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         19.5.    SEVERABILITY. Any provision of this Agreement which is
         prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

         19.6. COUNTERPARTS. This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged.

         19.7. GOVERNING LAW; NO THIRD PARTY RIGHTS. This Agreement, the Notes and the other Loan Documents and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the internal Laws of the State of Illinois applicable to contracts made and to be performed wholly within such state, without regard to choice or conflicts of law principles. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

         19.8. COUNTERPART FACSIMILE EXECUTION. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by the Persons who executed the facsimile or telecopy document. No party hereto may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

         19.9. EFFECT OF MERGER OF BANK. Effective immediately upon the merger of Administrative Agent or a Lender with or into another financial institution, all references to Administrative Agent or such Lender under every Loan Document shall be deemed to be references to the surviving institution. If the surviving institution does not have a "Prime Rate," references in the Loan Documents to Prime Rate shall be deemed to be references to the reference rate (however it is designated) established from time to time by the surviving institution that is most similar to the Prime Rate.

         19.10. NEGOTIATED TRANSACTION. Borrower, Administrative Agent and each Lender represent each to the others that in the negotiation and drafting of this Agreement and the other Loan Documents they have been represented by and have relied upon the advice of counsel of their choice. Borrower and Administrative Agent affirm that their counsel have both had substantial roles in the drafting and negotiation of this Agreement and each Lender affirms that its counsel has participated in the drafting and negotiation of this Agreement; therefore, this Agreement will be deemed drafted by all of Borrower, Administrative Agent and Lenders, and the rule of construction to the effect that any ambiguities are to be resolved against the drafter will not be employed in the interpretation of this Agreement.

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

         19.11. CHOICE OF FORUM. SUBJECT ONLY TO THE EXCEPTION IN THE NEXT SENTENCE, BORROWER, ADMINISTRATIVE AGENT, AND EACH LENDER HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURT OF THE NORTHERN DISTRICT OF ILLINOIS AND THE STATE COURTS OF ILLINOIS LOCATED IN COOK COUNTY AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREES THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN ADMINISTRATIVE AGENT, LENDERS, AND BORROWER OR THE CONDUCT OF ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE FOREGOING: EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

         19.12. SERVICE OF PROCESS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWER AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGES HEREOF, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS; OR AT ADMINISTRATIVE AGENT'S OR ANY LENDER'S OPTION, BY SERVICE UPON CT CORPORATION, WHICH BORROWER IRREVOCABLY APPOINTS AS BORROWER'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF ILLINOIS. ADMINISTRATIVE AGENT OR SUCH LENDER SHALL PROMPTLY FORWARD BY REGISTERED MAIL ANY PROCESS SO SERVED UPON SAID AGENT TO BORROWER AT ITS ADDRESS ON THE SIGNATURE PAGES HEREOF. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         19.13. WAIVER OF JURY TRIAL. BORROWER, ADMINISTRATIVE AGENT, AND EACH LENDER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR EITHER OF THEM IN RESPECT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER, ADMINISTRATIVE AGENT, AND EACH LENDER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         19.14. INCORPORATION BY REFERENCE. All of the terms of the other Loan Documents are incorporated in and made a part of this Agreement by this reference.

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         19.15.   STATUTORY NOTICE - INSURANCE. The following notice is given pursuant to Section 10 of the Collateral Protection Act set forth in Chapter 815 Section 180/1 of the Illinois Compiled Statutes (1996); nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

         UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

         19.16. STATUTORY NOTICE - ORAL COMMITMENTS. Nothing contained in the following notice shall be deemed to limit or modify the terms of the Loan Documents:

         ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

         Borrower acknowledges that there are no other agreements between Administrative Agent, Lenders, and Borrower, oral or written, concerning the subject matter of the Loan Documents, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished.

                            [SIGNATURE PAGES FOLLOW]

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by appropriate duly authorized officers as of the Execution Date.

LAYNE CHRISTENSEN COMPANY, A DELAWARE CORPORATION, AS BORROWER

By: /s/ Jerry W. Fanska
    --------------------------------
Name: Jerry W. Fanska
Title: Vice President - Finance

NOTICE ADDRESS:

Layne Christensen Company
1900 Shawnee Mission Parkway
Mission Woods, KS 66205
Attention: Vice President, Finance
Phone: 913-677-6858
Fax: 913-362-8823

With a copy to :

Layne Christensen Company
1900 Shawnee Mission Parkway
Mission Woods, KS 66205
Attention: Vice President and General Counsel
Phone: 913-677-6864
Fax: 913-362-8823

LASALLE BANK NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT AND A LENDER

By: /s/ James C. Binz
    --------------------------------
Name: James C. Binz
Title: First Vice President

NOTICE ADDRESS :

LaSalle Bank National Association
One Metropolitan Square
211 North Broadway, Suite 4050
St. Louis, MO 63102
Attention: James C. Binz, First Vice President
Phone: 314-613-1917
Fax: 314-621-1612

With a copy to:

Steven C. Drapekin, Esq.
Lewis, Rice & Fingersh, L.C.
500 N. Broadway, Suite 2000
St. Louis, MO 63102
Phone: 314-444-7600
Fax: 314-612-7692

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

APPLICABLE LENDING OFFICE:

LaSalle Bank National Association
135 South LaSalle St.
Chicago, Illinois 60606
Attention: James C. Binz, First Vice President
Phone: 314-613-1917
Fax: 314-621-1612

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